       1                                                             Exhibit 4.1

                           REVOLVING CREDIT AGREEMENT
                            Dated as of July 21, 1997


         REVOLVING CREDIT AGREEMENT, dated as of July 21, 1997, among PAYLESS CASHWAYS, INC., an Iowa corporation (the "Borrower"), a debtor and debtor-in-possession in the Case (as hereinafter defined), each of the financial institutions from time to time party hereto as lenders (the "Lenders"), the Underwriters (as hereinafter defined) and CANADIAN IMPERIAL BANK OF COMMERCE (acting through one or more of its agencies, branches, or affiliates, "CIBC"), as the issuer of standby letters of credit, FIRST BANK NATIONAL ASSOCIATION, in its capacity as the issuer of documentary letters of credit (and not as a lender) and CIBC, as coordinating and collateral agent (in such capacity, the "Agent") for the Lenders, the Fronting Banks (as hereinafter defined) and the Underwriters.

                             INTRODUCTORY STATEMENT

         On July 21, 1997, the Borrower filed a voluntary petition with the Bankruptcy Court initiating the Case and has continued in the possession of its assets and in the management of its business pursuant to Sections 1107 and 1108 of the Bankruptcy Code.
         The Borrower has applied to the Lenders for revolving credit and letter of credit facilities in an aggregate principal amount not to exceed $125,000,000 (subject to the limitation set forth in Section 2.1(a) and to mandatory and optional reductions in accordance with Sections 2.9 and 2.12).
         The proceeds of the Loans will be used to provide working capital for the Borrower, and for other general corporate purposes of the Borrower, including for capital expenditures.
         To provide security for the repayment of the Loans, the reimbursement of any draft drawn under a Letter of Credit and the payment of the other obligations of the Borrower hereunder and under the other Loan Documents, the Borrower will provide to the Agent, the Lenders, the Fronting Bank and the Underwriters the following (each as more fully described herein):
                  (a) an allowed administrative expense claim in the Case pursuant to Section 364(c)(1) of the Bankruptcy Code having priority over all administrative expenses of the kind specified in Sections 503(b) and 507(b) of the Bankruptcy Code;

                  (b) a perfected first priority Lien, pursuant to Section 364(c)(2) of the Bankruptcy Code, upon substantially all unencumbered properties and interests in property of the Borrower (including, with limitation, all After-Acquired Property) and all cash and cash equivalents in the Letter of Credit Account but excluding Consignor Property;

                  (c) a perfected Lien, pursuant to Section 364(c)(3) of the Bankruptcy Code, upon all property of the Borrower (other than the property referred to in paragraph (d)
                  below that is subject to the valid and perfected Liens that presently secure the Borrower's pre-petition Debt under the Existing Agreements)that is subject to valid and perfected Liens in existence on the Filing Date, junior to such valid and perfected Liens and the Consignor Property; and

                  (d)   a perfected  first  priority priming  Lien,  pursuant to
                  Section 364(d)(1)of the Bankruptcy Code, upon all property of the Borrower (including, without limitation, accounts receiv-able, inventory, equipment, general intangibles, intellectual property and vehicles of the Borrower) that is subject to the existing Liens that presently secure the Borrower's pre-petition Debt under the Existing Agreements and any Liens granted after the Filing Date to provide adequate protection in respect of the Existing Agreements, which Lien in favor of the Agent, the Lenders, the Fronting Banks and the Underwriters shall be senior in all respects to all of such existing Liens and to any Liens granted after the Filing Date to provide adequate protection in respect thereof.

         All of the claims and the Liens granted hereunder in the Case to the Agent, the Lenders, the Fronting Banks and the Underwriters shall be subject to the Carve-Out to the extent provided in Section 2.22 and to the prior rights of
(x) the Credit Card Banks under the GE Credit Program Documents with respect to certain accounts receivable, returned merchandise and general intangibles and
(y) Commerce under the Commerce Bank Agreement with respect to certain documents, inventory and related collateral.

         Accordingly, the parties hereto hereby agree as follows:

SECTION 1.   DEFINITIONS.
         SECTION 1.1.  Defined Terms.

         As used in this Agreement, the following terms shall have the meanings specified below:
         "ABR Loan" shall mean any Loan bearing interest at a rate determined by reference to the Alternate Base Rate in accordance with the provisions of
Section 2.
         "Additional Credit" shall have the meaning set forth in Section 4.2(d).

         "Adjusted LIBOR Rate" shall mean, with respect to any Eurodollar Borrowing for any Interest Period, an interest rate per annum (rounded upwards, if necessary, to the next 1/100 of 1%) equal to the quotient of (a) the LIBOR Rate in effect for such Interest Period divided by (b) a percentage (expressed as a decimal) equal to 100% minus Statutory Reserves. For purposes hereof, the term "LIBOR Rate" shall mean the rate (rounded upwards, if necessary, to the next 1/100 of 1%) at which dollar deposits approximately equal in principal amount to such Eurodollar Borrowing and for a maturity comparable to such Interest Period are offered to the principal London office of the

Agent  in  immediately  available  funds  in  the  London  interbank  market  at
approximately    11:00 a.m.,  London   time,  two   Business Days prior  to  the
commencement  of such Interest Period.

         "Affiliate" shall mean, as to any Person, any other Person which, directly or indirectly, is in control of, is controlled by, or is under common control with such Person. For purposes of this definition, a Person (a "Controlled Person") shall be deemed to be "controlled by" another Person (a "Controlling Person") if the Controlling Person possesses, directly or indirectly, power to direct or cause the direction of the management and policies of the Controlled Person whether by contract or otherwise.

         "After-Acquired   Property"  shall  have  the  meaning   set  forth  in
Section 5.11.

         "Agent" shall have the meaning set forth in the Introduction.

         "Agreement" shall mean this Revolving Credit Agreement, as the same may be amended, amended and restated, modified or supplemented from time to time.

         "Alternate Base Rate" shall mean, for any day, a rate per annum equal to the higher of (a) the rate of interest most recently announced by CIBC at its Domestic Lending Office as its base rate; and (b) the Federal Funds Rate in effect on such day plus 1/2 of 1%. If for any reason the Agent shall have determined (which determination shall be conclusive absent manifest error) that it is unable to ascertain the Federal Funds Rate for any reason, including the inability or failure of the Agent to obtain sufficient quotations in accordance with the terms hereof, the Alternate Base Rate shall be determined without regard to clause (b) of the first sentence of this definition, until the circumstances giving rise to such inability no longer exist. Any change in the Alternate Base Rate due to a change in CIBC's base rate or the Federal Funds Rate shall be effective on the effective date of such change in CIBC's base rate or the Federal Funds Rate, respectively.

         "Annual Budget" shall have the meaning set forth in Section 5.1(f).

         "Assignment and Acceptance" shall mean an assignment and acceptance entered into by a Lender and an Eligible Assignee, and accepted by the Agent, substantially in the form of Exhibit E.

         "Bankruptcy Code" shall mean The Bankruptcy Reform Act of 1978, as heretofore and hereafter amended, and codified as 11 U.S.C. Section 101 et seq.

         "Bankruptcy Court" shall mean the United States Bankruptcy Court for the Western District of Missouri or any other court having jurisdiction over the Case from time to time.

         "Beneficial Ownership" by a Person when used with respect to any Voting Shares shall mean beneficial ownership by such Person of such Voting Shares as defined in Rule 13d-3 of the Exchange Act.

         "Board" shall mean the Board of Governors of the Federal Reserve System of the United States.

         "Borrower" shall have the meaning set forth in the Introduction.

         "Borrowing" shall mean the incurrence of Loans of a single Type made from all the Lenders on a single date and having, in the case of Eurodollar Loans, a single Interest Period (with any ABR Loan made pursuant to Section 2.15 being considered a part of the related Borrowing of Eurodollar Loans).

         "Business Day" shall mean any day other than a Saturday, Sunday or other day on which banks in New York City are required or permitted to close (and, for a Letter of Credit, other than a day on which the relevant Fronting Bank issuing such Letter of Credit is closed); provided, however, that when used in connection with a Eurodollar Loan, the term "Business Day" shall also exclude any day on which banks are not open for dealings in dollar deposits in the London interbank market.

         "Business Plan" shall mean the revised financial projections of the Borrower dated on or about June 27, 1997 and as amended from time to time in a manner not inconsistent with the terms and provisions of this Agreement.

         "Capitalized Lease" shall mean, as applied to any Person, any lease of property by such Person as lessee which would be capitalized on a balance sheet of such Person prepared in accordance with GAAP.

         "Carve-Out" shall have the meaning set forth in Section 2.22.

         "Case" shall mean the Chapter 11 Case of the Borrower pending in the Bankruptcy Court.

         "Cash   Collateral  Order"   shall  have   the  meaning  set  forth  in
Section 4.1(d).

         "Change of Control" shall mean the occurrence of either of the following events: (x) any Person or any Persons acting together which would constitute a Group, together with any Affiliates thereof, shall after the Closing Date acquire or hold Voting Shares of the Borrower such that such Person or Group, together with such Affiliates, have Beneficial Ownership of Voting Shares of the Borrower entitling such Person or Group, together with such Affiliates, to exercise at least 40% of the total voting power of all classes of Voting Shares of the Borrower; or (y) any Person or any Group of Persons, together with any Affiliates thereof, shall succeed in having a sufficient number of its or their nominees elected to the Board of Directors of the Borrower such that such nominees so elected (whether new or continuing as directors) shall constitute a majority of the Board of Directors of the Borrower.

         "CIBC" shall have the meaning set forth in the Introduction.

         "CIBC Wood Gundy" shall mean CIBC Wood Gundy Securities Corp.

         "Closing Date" shall mean the date on which this Agreement has been executed and the conditions precedent to the making of the initial Loans or the issuance of the initial Letter of Credit set forth in Section 4.1 have been satisfied or waived, which date shall occur promptly, but no later than 10 days, after the entry of the Interim Order.

         "Code" shall mean the Internal Revenue Code of 1986, as amended.

         "Collateral" shall mean the Collateral under the Security and Pledge Agreement.

         "Commerce" shall mean Commerce Bank, N.A.

         "Commerce Bank Agreement" shall mean that certain Letter of Credit Issuance and Reimbursement Agreement, dated as of November 18, 1994, as amended by that certain First Amendment, effective as of October 3, 1996, between Commerce and the Borrower.

         "Commitment" shall mean, with respect to each Lender, its Revolving Credit Commitment and its Standby L/C Commitment in the amount set forth opposite its name on Annex A hereto or as may subsequently be set forth in the Register from time to time, as the same may be reduced from time to time pursuant to Sections 2.9 and 2.12.

         "Commitment Fee" shall have the meaning set forth in Section 2.19.

         "Commitment Letter" shall mean that certain Commitment Letter, dated July 17, 1997, among the Agent, the Underwriters and the Borrower.

         "Commitment Percentage" shall mean at any time, with respect to each Lender, the percentage obtained by dividing its Commitment at such time by the Total Commitment at such time.

         "Consignor   Property"  shall  mean  goods  held  by  the  Borrower  on consignment to which it does not have title and the proceeds therefrom.

         "Consummation Date" shall mean the date which is the earlier of (x) the date on which the substantial consummation (as defined in Section 1101 of the Bankruptcy Code) of a Reorganization Plan occurs and (y) the effective date of a Reorganization Plan which is confirmed pursuant to an order of the Bankruptcy Court.

         "Credit Card Banks" shall mean General Electric Credit Corporation and Monogram Credit Card Bank of Georgia.

         "Debt" of any Person means, at any date, without duplication, (i) all obligations of such Person for borrowed money, (ii) all obligations of such Person evidenced by bonds, debentures, notes or other similar instruments, (iii) all obligations of such Person to pay the deferred purchase price of property or services, except trade accounts payable arising in the ordinary course of business, (iv) all obligations of such Person as lessee under Capitalized Leases, (v) all Debt of others secured by (or for which the holder of such Debt has an existing right, contingent or otherwise, to be secured by) a Lien on any asset of such Person, including (without limitation) the Synthetic Lease Obligations, whether or not such Debt is assumed by such Person, (vi) all Debt of others Guaranteed by such Person, directly or indirectly, or by an instrument having the effect of assuring another's payment or performance of any Debt,
(vii) indebtedness and other obligations arising under acceptance facilities and the face amount of all letters of credit issued for the account of such Person and, without duplication, all drafts drawn thereunder or payment requests honored with respect thereto, (viii) all obligations of such Person in respect of interest rate protection agreements, foreign currency exchange agreements or other interest or exchange rate hedging arrangements (other than fully paid interest rate cap arrangements), (ix) all obligations of such Person under conditional sale or other title retention agreements relating to property or assets purchased by such Person, and (x) any withdrawal or other liability incurred under ERISA by such Person (or, if such Person is the Borrower, the Borrower and its ERISA Affiliates) to a Multiemployer Plan.

         "Designated Collateral" shall mean (i) inventory at the 29 stores to be closed pursuant to the Business Plan, (ii) the real estate interests at 9 of such stores to be closed (and the 7 properties currently held for sale) and any relaxed fixtures and equipment, which as of the Filing Date secure the Existing Secured Obligations, (iii) the tax refund projected to be received by the Borrower during the Case and (iv) the proceeds of the promissory notes (in the aggregate principal amount of approximately $1,050,000) presently pledged to the Existing Secured Lenders in connection with the prior store dispositions and which mature on December 1, 1997.

         "Disclosure Statement" shall mean the Borrower's disclosure statement prepared in connection with the Proposed Plan.

         "Documentary Letter of Credit" shall mean a documentary letter of credit in form and substance customarily issued by the relevant Fronting Bank from time to time and in form and substance acceptable to the Agent.

         "Documentary Letter of Credit Fronting Bank" shall mean the Fronting Bank which has committed to issue Documentary Letters of Credit hereunder.

         "Documentary Letter of Credit Outstandings" shall mean, at any time, the sum of (i) the aggregate undrawn stated amount of all Documentary Letters of Credit then outstanding plus (ii) all amounts theretofore drawn under Documentary Letters of Credit and not then reimbursed.

         "Documentary   Reserve"   shall   have  the   meaning   set   forth  in
Section 2.2(a).

         "Dollars" and "$" shall mean lawful money of the United States of America.

         "Domestic Lending Office" shall mean initially, as to each Lender, its office designated as such on the signature pages to this Agreement, and thereafter, upon notice to the Borrower and the Agent, such other office of such Lender, if any, which shall be making or maintaining ABR Loans.

         "Dual Path Capital Expenditures" shall mean capital expenditures made or accrued in connection with the Business Plan and identified as such in
Section 6.4.

         "EBITDA" shall mean, for any period, the consolidated net income (or net loss) of the Borrower for such period before deduction of "Chapter 11 expenses" (or "administrative costs reflecting Chapter 11 expenses") (excluding extraordinary, unusual or non-recurring gains and losses or (without duplication) special charges), plus without duplication in accordance with GAAP the sum of (i) interest and tax expense of the Borrower for such period to the extent deducted in determining such consolidated net income plus (ii) depreciation and amortization expense of the Borrower for such period to the extent deducted in determining such consolidated net income as shown on the Borrower's consolidated statement of income for such period.

         "Eligible Assignee" shall mean (i) a commercial bank having total assets in excess of $1,500,000,000 and (ii) a finance company, insurance company or other financial institution or fund, in each case acceptable to the Agent, which in the ordinary course of business extends credit of the type evidenced by the Notes and has total assets in excess of $250,000,000 and whose becoming an assignee would not constitute a prohibited transaction under Section 4975 of ERISA.

        "Environmental Law" shall have the meaning set forth in Section 6.14(e).

         "Environmental Lien" shall mean a Lien in favor of any Governmental Authority for (i) any liability under federal or state environmental laws or regulations, or (ii) damages arising from or costs incurred by such Governmental Authority in response to a release or threatened release of a hazardous or toxic waste, substance or constituent, or other substance into the environment.

         "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as amended from time to time, and the regulations promulgated and rulings issued thereunder.

         "ERISA Affiliate" shall mean any trade or business (whether or not incorporated) which is a member of a group of which the Borrower is a member and which is under common control within the meaning of Section 414(b) or (c) of the Code and the regulations promulgated and rulings issued thereunder.

         "Eurocurrency Liabilities" shall have the meaning assigned thereto in Regulation D issued by the Board, as in effect from time to time.

         "Eurodollar Borrowing" shall mean a Borrowing comprised of Eurodollar Loans.

         "Eurodollar Loan" shall mean any Loan bearing interest at a rate determined by reference to the Adjusted LIBOR Rate in accordance with the provisions of Section 2.

         "Event of Default" shall have the meaning set forth in Section 7.

         "Existing Agreements" shall mean the Existing Credit Agreement and each of the agreements listed on Schedule 1.1 hereto, the notes delivered pursuant thereto, and all of the agreements granting security interests and liens in property and assets of the Borrower to the Existing Lenders, including without limitation, the security agreements, mortgages, deeds of trust and leasehold mortgages listed on Schedule 1.1 hereto, each of which documents was executed and delivered (to the extent party thereto) by the Borrower prior to the Filing Date, as each may have been amended, amended and restated, modified or supplemented from time to time.

         "Existing Credit Agreement" shall mean that certain Amended and Restated Credit Agreement, dated as of October 3, 1996, among the Borrower, the Existing Lenders and the Agent, as amended, amended and restated, modified or supplemented from time to time.

         "Existing Credit Agreement Agent" shall mean CIBC in its capacities as Administrative Agent and Collateral Agent under the Existing Credit Agreement.

         "Existing Lenders" shall mean, collectively, those certain financial institutions which have provided loans and other extensions of credit to the Borrower under the Existing Agreements, together with any successors or assigns thereof.

         "Existing Secured Obligations" shall mean the Secured Obligations, as such term is defined in the Existing Credit Agreement.

         "Existing Secured Parties" shall mean the Secured Parties, as such term is defined in the Existing Credit Agreement.

         "Exit Facility" shall mean the Exit Facility referred to in Section 9.3(b).

         "Federal Funds Rate" shall mean, for any period, a fluctuating interest rate per annum equal for each day during such period to the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers, as published for such day (or, if such day is not a Business Day, for the next preceding Business Day) by the Federal Reserve Bank of New York, or, if such rate is not so published for any day which is a Business Day, the average of the quotations for such day on such transactions received by the Agent from three Federal funds brokers of recognized standing selected by it.

         "Fees" shall mean, collectively, the Commitment Fees and the Letter of Credit Fees, together with the other fees referred to in Section 2.18.

         "Filing Date" shall mean July 21, 1997.

         "Final Order" shall have the meaning set forth in Section 4.2(d).

         "Financial Officer" shall mean the Chief Financial Officer, Vice President Finance or the Treasurer of the Borrower.

         "Fronting Banks" shall mean (i) with respect to Standby Letters of Credit, CIBC and (ii) with respect to Documentary Letters of Credit, First Bank National Association ("First Bank"); or, in each se, such other Lender or Lenders or financial institutions or institutions (which other financial institution or institutions shall have been chosen by the Borrower with the approval of the Required Lenders) as may agree with the then existing Fronting Bank to act in such capacity.

         "GAAP" shall mean generally accepted accounting principles applied on a basis consistent with those used in preparing the financial statements referred to in Section 3.4.

         "GE Credit Program Documents" shall mean (a) the Amended and Restated Monogram Credit Card Bank of Georgia Program Agreement, dated as of July 20, 1997, between the Borrower and Monogram Credit Card Bank of Georgia, as such agreement may hereafter be amended, amended and restated, modified or supplemented from time to time to the extent permitted by this Agreement, together with any agreements entered into by the Borrower and Monogram Credit Card Bank of Georgia, or any affiliate, in replacement of such agreement to the extent permitted by this Agreement; and (b) the Second Amended and Restated Commercial Credit Account Purchase and Service Program Agreement, dated as of July 20, 1997, between the Borrower and General Electric Capital Corporation, as such agreement may hereafter be further amended, amended and restated, modified or supplemented from time to time to the extent permitted by this Agreement, together with any agreement entered into by the Borrower and General Electric Capital Corporation, or any affiliate, in replacement of such agreement to the extent permitted by this Agreement.

         "Governmental Authority" shall mean any Federal, state, municipal or other governmental department, commission, board, bureau, agency or instrumentality or any court, in each case whether of the United States or foreign.

         "Group" shall  mean  a  "group"  for   purposes of Section 13(d) of the
Exchange Act.

         "Guarantee" by any Person means any obligation, contingent or otherwise, of such Person Directly or indirectly guaranteeing any Debt or other obligation of any other Person and, without limiting the generality of the foregoing, any obligation, purchase or pay (or advance or supply funds for the purchase or payment of) such Debt or other obligation (whether arising by virtue of partnership arrangements, by agreement to keep-well, to purchase assets, goods, securities or services, to take-or-pay, or to maintain financial statement conditions or otherwise) or (ii) entered into for the purpose of assuring in any other manner the obligee of such Debt or other obligation of the payment thereof or to protect such obligee against loss in respect thereof (in whole or in part); provided, that the term Guarantee shall not include endorsements for collection or deposit in the ordinary course of business. The term "Guarantee" used as a verb has a corresponding meaning.

         "Hazardous Substances" shall have the meaning set forth in Section 6.14(e).

         "Hedging Agreement" means that certain ISDA Master Agreement, dated as of May 22, 1995, between CIBC and the Borrower, together with all Schedules executed in connection therewith, as amended, amended and restated, modified or supplemented from time to time.

         "Insufficiency" shall mean, with respect to any Plan, the amount, if any, of its unfunded benefit liabilities within the meaning of Section 4001(a)(18) of ERISA.

         "Interim Order" shall have the meaning set forth in Section 4.1(c).

         "Interest Payment Date" shall mean (i) as to any Eurodollar Loan, the last day of such Interest Period, and (ii) as to all ABR Loans, the last calendar day of each month and the date on which any ABR Loans are refinanced with Eurodollar Loans pursuant to Section 2.11.

         "Interest Period" shall mean, as to any Borrowing of Eurodollar Loans, the period commencing on the date of such Borrowing (including as a result of a refinancing of ABR Loans) or on the last day of the preceding Interest Period applicable to such Borrowing and ending on the numerically corresponding day (or if there is no corresponding day, the last day) in the calendar month that is 1, 2 or 3 months thereafter, as the Borrower may elect in the related notice delivered pursuant to Sections 2.5(b) or 2.11; provided, however, that (i) if any Interest Period would end on a day which shall not be a Business Day, such Interest Period shall be extended to the next succeeding Business Day unless such next succeeding Business Day would fall in the next calendar month, in which case such Interest Period shall end on the next preceding Business Day and
(ii) no Interest Period shall end later than the Termination Date.

         "Investments"  shall have the meaning set forth in Section 6.9.

         "Lenders" shall have the meaning set forth in the Introduction.

         "Letter of Credit" shall mean any irrevocable letter of credit issued pursuant to Section 2.2, which letter of credit shall be (i) a Standby Letter of Credit or a Documentary Letter of Credit, (ii) issued for such purposes for which the Borrower has historically obtained letters of credit, or for such other purposes as are reasonably acceptable to the Agent and the relevant Fronting Bank, (iii) denominated in Dollars and (iv) otherwise in such form as may be reasonably approved from time to time by the Agent and the relevant Fronting Bank.

         "Letter of Credit Accounts" shall mean (i) with respect to Standby Letters of Credit, the account established by the Borrower under the sole and exclusive control of the Agent maintained at the office of the Agent at 425 Lexington Avenue, New York, New York 10017 designated as the "Payless Cashways, Inc. Standby Letter of Credit Account" and
(ii) with respect to Documentary Letters of Credit, the account established by the Borrower under the sole and exclusive control of First Bank National Association, maintained at the office of First Bank National Association at 601 2nd Avenue South, Minneapolis, Minnesota 55402, designated the "Payless Cashways, Inc. Documentary Letter of Credit Account," each of which shall be used solely for the purposes set forth in Sections 2.2(c) and 2.12.

         "Letter of Credit Fees" shall mean the fees payable in respect of Letters of Credit pursuant to Section 2.20.

         "Letter of Credit Outstandings" shall mean, at any time, the aggregate amount of all Documentary Letters of Credit Outstandings and all Standby Letters of Credit Outstandings.

         "Lien" shall mean any mortgage, pledge, security interest, encumbrance, lien or charge of any kind whatsoever (including any conditional sale or other title retention agreement or any lease in the nature thereof).

         "Loan" shall have the meaning set forth in Section 2.1.

         "Loan Documents" shall mean this Agreement, the Notes, the Letters of Credit, the Security and Pledge Agreement, and any other instrument or agreement executed and delivered in connection herewith, including (without limitation) documentation between the respective Fronting Banks and the Borrower with respect to Letters of Credit.

         "Lumberjack" shall mean Lumberjack Stores, Inc.

         "Maturity Date" shall mean July 21, 1998.

         "Minority Lenders" shall have the meaning set forth in Section 9.10(b).

         "Moody's" shall mean Moody's Investors Service, Inc. or if such company shall cease to issue ratings, another nationally recognized statistical rating company selected in good faith by mutual agreement of the Agent and the Borrower.

         "Multiemployer  Plan" shall mean a  "multiemployer  plan" as defined in
Section 4001(a)(3) of ERISA to which the Borrower or any ERISA Affiliate is making or accruing an obligation to make contributions, or has within any of the preceding five plan years made or accrued an obligation to make contributions.

         "Multiple Employer Plan" shall mean a Single Employer Plan, which (i) is maintained for employees of the Borrower or an ERISA Affiliate and at least one Person other than the Borrower and its ERISA Affiliates or (ii) was so maintained and in respect of which the Borrower or an ERISA

Affiliate could have liability under Section 4064 or 4069 of ERISA in the event such Plan has been or were to be terminated.

         "Net Cash Proceeds" shall mean, with respect to any sale, lease, transfer or other disposition of property or other assets: (a) the cash proceeds received by the Borrower or its Subsidiary (including, without limitation, all cash proceeds received by way of (i) deferred payment of principal pursuant to a note or installment receivable or otherwise, but only as and when received and
(ii) receivables and other assets retained by the Borrower as part of the sales consideration), minus (b) reasonable and customary brokerage commissions and other reasonable and customary fees and expenses (including reasonable and customary fees and expenses of counsel and investment bankers and reasonable and customary inventory liquidation costs) related to such financing, sale, lease or other disposition or issuance, minus (c) payments made to retire Debt (other than Debt outstanding under the Existing Credit Agreement) secured by such assets being sold or otherwise disposed of where payment of such Debt is required in connection with such sale or disposition.

         "Notes" shall mean the promissory notes of the Borrower, substantially in the form of hereto, each payable to the order of a Lender, evidencing Loans.

         "Obligations" shall mean (a) the due and punctual payment of principal of and interest on the Loans and the Notes and the reimbursement of all amounts drawn under Letters of Credit, and (b) the due and punctual payment of the Fees and all other present and future, fixed or contingent, monetary obligations of the Borrower to the Lenders, the Fronting Banks, the Underwriters and the Agent under the Loan Documents.

         "Orders" shall mean the Interim Order and the Final Order of the Bankruptcy Court referred to in Sections 4.1(c) and 4.2(d).

         "Other Taxes" shall have the meaning set forth in Section 2.17.

         "PBGC" shall mean the Pension Benefit Guaranty Corporation, or any successor agency or entity performing substantially the same functions.

         "Pad Site" shall have the meaning set forth in the definition of "Permitted Pad Sale."

         "Pension Plan" shall mean a defined benefit pension or retirement plan which meets and is subject to the requirements of Section 401(a) of the Code.

         "Permitted Liens" shall mean (i) Liens imposed by law (other than Environmental Liens and any Lien imposed under ERISA) for taxes, assessments or charges of any Governmental Authority for claims not yet due or which are being contested in good faith by appropriate proceedings and with respect to which adequate reserves or other appropriate provisions are being maintained in accordance with GAAP; (ii) statutory Liens of landlords and Liens of carriers, warehousemen, mechanics, materialmen and other Liens (other than Environmental Liens and any Lien imposed under ERISA) imposed by law created in the ordinary course of business for amounts not yet due or which are being contested in good faith by appropriate proceedings and with respect to which adequate reserves or other appropriate provisions are being maintained in accordance with GAAP; (iii) Liens (other than any Lien imposed under ERISA) incurred or deposits made in the ordinary course of business (including, without limitation, surety bonds and appeal bonds) in connection with workers' compensation, unemployment insurance and other types of social security benefits or to secure the performance of tenders, bids, leases, contracts (other than for the repayment of Debt), statutory obligations and other similar obligations or arising as a result of progress payments under government contracts; (iv) easements (including, without limitation, reciprocal easement agreements and utility agreements), rights-of-way, covenants, consents, reservations, encroachments, variations and zoning and other restrictions, charges or encumbrances (whether or not recorded), which do not interfere materially with the ordinary conduct of the business of the Borrower and which do not materially detract from the value of the property to which they attach or materially impair the use thereof to the Borrower; (v) purchase money Liens upon or in any property acquired or held in the ordinary course of business to secure the purchase price of such property or to secure Debt permitted by Section 6.3(iii) solely for the purpose of financing the acquisition of such property and Capitalized Leases permitted by Section 6.3(iv) and true leases on account of which financing statements have been filed; and (vi) extensions, renewals or replacements of any Lien referred to in paragraphs (i) through (v) above; provided, that the principal amount of the obligation secured thereby is not increased and that any such extension, renewal or replacement is limited to the property originally encumbered thereby.

         "Permitted Pad Sale" shall mean any sale of that portion (any such portion, a "Pad Site") of any real property acquired by the Borrower in excess of the portion thereof needed for the operation of the facility located on or to be constructed on such real property, as reasonably determined by the Borrower; provided, that (i) the acquisition of such real property was not prohibited by any provision of this Agreement, (ii) the aggregate acreage of all Pad Sites on any such real property does not exceed 50% of the total acreage of such real property and (iii) such sale is completed within twelve months of the acquisition of such real property.

         "Person" shall mean any natural person, corporation, division of a corporation, limited liability company, limited liability partnership, partnership, trust, joint venture, association, company, estate, unincorporated organization or government or any agency or political subdivision thereof.

         "Plan" shall mean a Single Employer Plan or a Multiemployer Plan.

         "Prepayment Date" shall mean thirty (30) days after the entry of the Interim Order by the Bankruptcy Court if the Final Order has not been entered by the Bankruptcy Court prior to the expiration of such thirty (30) day period.

         "Pre-Petition Payment" shall mean a payment (by way of adequate protection or otherwise) of principal or interest or otherwise on account of any pre-petition Debt or payables, except (i) pre-petition Debt permitted to be paid in connection with dispositions of assets permitted under Section 6.10, (ii) payment of employee and independent contractor compensation, vacation, severance, health and other benefits, retiree health and Pension Plan benefits, withholding, sales and use taxes, customer deposits and gift certificates, amounts required to cure defaults under assumed executory contracts and leases, operating expenses, the failure to pay which after the Filing Date would have a material adverse effect on the Borrower's business, operations, condition (financial or otherwise), assets or prospects, (iii) other amounts which are necessary to be paid in the reasonable judgment of the Borrower and are satisfactory to the Required Lenders in their judgment reasonably exercised and
(iv) other priority claims; provided, that all such amounts described in the foregoing clauses (ii), (iii) and (iv) are paid in the ordinary course of the Borrower's business with the prior approval of the Bankruptcy Court and do not exceed in the aggregate the amount for such pre-petition payments set forth in the Business Plan and (v) to the extent permitted by the Bankruptcy Court, other pre-petition Debt or payables in an aggregate amount not to exceed $1,000,000.

         "Property" shall have the meaning set forth in Section 6.14(a).

         "Proposed Plan" shall have the meaning set forth in Section 4.1(f).

         "Register" shall have the meaning set forth in Section 9.3(d).

         "Remedial Work" shall have the meaning set forth in Section 6.14(c).

         "Reorganization Plan" shall mean a plan of reorganization in the Case.

         "Required Lenders" shall mean, at any time, Lenders (including CIBC) holding Loans representing in excess of 51% of the aggregate principal amount of such Loans outstanding or, if no such Loans are outstanding, Lenders having Commitments representing in excess of 51% of the Total Commitment.

         "Revolving Credit Commitment" shall mean the commitment of each Lender to make Loans and to purchase a participation in Documentary Letters of Credit issued, as set forth in Section 2.1, as the same may be increased pursuant to
Section 2.1(a) and as the same may be reduced from time to time pursuant to Sections 2.9 and 2.12.

         "S&P" shall mean Standard & Poor's Ratings Group, a division of McGraw-Hill, Inc., or if such company shall cease to issue ratings, another nationally recognized statistical rating company selected in good faith by mutual agreement of the Agent and the Borrower.

         "Security and Pledge Agreement" shall  have  the  meaning  set forth in
Section 4.1(e).

         "Single Employer Plan" shall mean a single employer plan, as defined in
Section 4001(a)(15) of ERISA, that (i) is maintained for employees of the Borrower or an ERISA Affiliate or (ii) was so maintained and in respect of which the Borrower could have liability under Section 4069 of ERISA in the event such Plan has been or were to be terminated.

         "Standby Letter of Credit" shall mean a standby Letter of Credit in form and substance customarily issued by the relevant Fronting Bank from time to time and in form and substance acceptable to the Agent.

         "Standby Letter of Credit Fronting Bank" shall mean the Fronting Bank which has committed to issue Standby Letters of Credit hereunder.

         "Standby Letter of Credit Outstandings" shall mean, at any time, the sum of (i) the aggregate undrawn stated amount of all Standby Letters of Credit then outstanding plus (ii) all amounts theretofore drawn under Standby Letters of Credit and not then reimbursed.

         "Standby L/C Commitment" shall mean the commitment of each Lender to purchase a participation in Standby Letters of Credit issued as set forth in
Section 2.2.

         "Statutory Reserves" shall mean on any date the percentage (expressed as a decimal) established by the Board and any other banking authority which is the then stated maximum rate for all reserves (including but not limited to any emergency, supplemental or other marginal reserve requirements) applicable to any member bank of the Federal Reserve System in respect of Eurocurrency Liabilities (or any successor category of liabilities under Regulation D issued by the Board, as in effect from time to time). Such reserve percentages shall include, without limitation, those imposed pursuant to said Regulation. The Statutory Reserves shall be adjusted automatically on and as of the effective date of any change in such percentage.

         "Subsidiary" shall mean, with respect to any Person (herein referred to as the "parent"), any corporation, association or other business entity (whether now existing or hereafter organized) of which at least a majority of the securities or other ownership interests having ordinary voting power for the election of directors is, at the time as of which any determination is being made, owned or controlled by the parent or one or more subsidiaries of the parent or by the parent and one or more subsidiaries of the parent.

         "Super-Majority Lenders" shall have the meaning set forth in Section 9.10(b).

         "Superpriority Claim" shall mean a claim against the Borrower in the Case which is an administrative expense claim having priority over any or all administrative expenses of the kind specified in Sections 503(b) or 507(b) of the Bankruptcy Code.

         "Synthetic Lease Banks" shall mean the banks and financial institutions party to the Synthetic Lease Participation Agreement.

         "Synthetic Lease Documents" shall mean the Participation Agreement and the Lease, the Loan Documents and the Trust Agreement (each as defined in the Synthetic Lease Participation Agreement) and any and all documents, agreements and instruments related thereto, each as amended, amended and restated, modified or supplemented to the extent permitted by this Agreement.

         "Synthetic Lease Obligations" shall mean the obligations of the Borrower under the Synthetic Lease Documents (whether or not such obligations constitute Capital Lease obligations).

         "Synthetic Lease Participation Agreement" shall mean the Participation Agreement, dated as of February 23, 1995, among the Borrower, Wilmington Trust Company, as Certificate Trustee, the Synthetic Lease Banks as Certificate
Purchasers and/or Lenders and BA Leasing & Capital Corporation, as administrative agent for the Certificate Purchasers and the lenders, as amended by Amendment No. 1, dated as of November 22, 1995, and as hereafter amended, amended and restated, modified or supplemented to the extent permitted by this Agreement.

         "Taxes" shall have the meaning set forth in Section 2.17.

         "Temporary Cash Investments" shall mean any Investment in (i) direct obligations of the United States or any agency thereof, or obligations guaranteed by the United States or any agency thereof, in each case maturing within one year from the date of the acquisition thereof by the Borrower, or
(ii) (x) commercial paper rated in the highest grade (A1+/P1 or its equivalent) by S&P or Moody's or (y) time deposits with, including certificates of deposit issued by, any office located in the United States of any bank or trust company that has capital, surplus and undivided profits aggregating at least U.S. $500,000,000, and whose long term Debt is rated A or higher by S&P and A2 or higher by Moody's, in each case maturing within 180 days from the date of acquisition thereof by the Borrower.

         "Termination Date" shall mean the earliest to occur of (i) the Prepayment Date, (ii) the Maturity Date, (iii) the Consummation Date and (iv) the acceleration of the Loans and the termination of the Total Commitment in accordance with the terms hereof.

         "Termination Event" shall mean (i) a "reportable event", as such term is described in Section 4043 of ERISA and the regulations issued thereunder (other than a "reportable event" not subject to the provision for 30-day notice to the PBGC under Section 4043 of ERISA or such regulations) or an event described in Section 4068 of ERISA excluding events described in Section 4043(c)(9) of ERISA or 29 CFR ss.ss.2615.21 or 2615.23 and excluding events which would not be reasonably likely (as reasonably determined by the Agent) to have a material adverse effect on the financial condition, operations, business, properties or assets of the Borrower taken as a whole, or (ii) the withdrawal of the Borrower or any ERISA Affiliate from a Multiple Employer Plan during a plan year in which it was a "substantial employer", as such term is defined in
Section 4001(c) of ERISA, or the incurrence of liability by the Borrower or any ERISA Affiliate under Section 4064 of ERISA upon the termination of a Multiple Employer Plan, or (iii) providing notice of intent to terminate a Plan pursuant to Section 4041(c) of ERISA or the treatment of a Plan amendment as a termination under Section 4041 of ERISA, or (iv) the institution of proceedings to terminate a Plan by the PBGC under Section 4042 of ERISA, or (v) any other event or condition (other than the commencement of the Case and the failure to have made any contribution accrued as of the Filing Date but not paid) which would reasonably be expected to constitute grounds under Section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Plan, or the imposition of any liability under Title IV of ERISA (other than for the payment of premiums to the PBGC).

         "Total Commitment" shall mean, at any time, the sum of the Total Revolving Credit Commitments and the Total Standby L/C Commitments at such time.

         "Total Revolving Credit Commitments" shall mean, at any time, the sum of the Revolving Credit Commitments at such time.

         "Total Standby L/C Commitments" shall mean, at any time, the sum of the Standby L/C Commitments at such time.

         "Transferee" shall have the meaning set forth in Section 2.17.

         "Type" when used in respect of any Loan or Borrowing shall refer to the rate of interest by reference to which interest on such Loan or on the Loans comprising such Borrowing is determined. For purposes hereof, "rate" shall mean the Adjusted LIBOR Rate and the Alternate Base Rate.

         "Underwriters" shall mean CIBC Wood Gundy, NationsBank, N.A., Goldman Sachs Credit Partners, L.P. and Lehman Commercial Paper Inc.

         "Unused Total Commitment" shall mean, at any time, (i) the Total Commitment less (ii) the sum of (x) the aggregate outstanding principal amount of all Loans and (y) the aggregate Letter of Credit Outstandings.

         "Voting Shares" shall mean, with respect to any Person, shares of capital stock of any class or classes (however designated) having general voting power for the election of the board of directors, managers or trustees of such Person (irrespective of whether or not at the time capital stock of any other class or classes shall have or might have voting power by reason of the happening of any contingency).

         "Withdrawal Liability" shall have the meaning set forth under Part I of Subtitle E of Title IV of ERISA.

         "ZR&G" shall have the meaning set forth in Section 9.5.

         SECTION 1.2. Terms Generally. The definitions in Section 1.1 shall apply equally to both the singular and plural forms of the terms defined. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. All references herein to Sections, Exhibits and Schedules shall be deemed references to Sections of, and Exhibits and Schedules to, this Agreement unless the context shall otherwise require. Except as otherwise expressly provided herein, all accounting or financial terms used herein shall be construed in accordance with GAAP, as in effect from time to time; provided, however, that for purposes of determining compliance with any covenant set forth in Section 6, such terms shall be construed in accordance with GAAP as in effect on the date of this Agreement applied on a basis consistent with the application used in the Borrower's audited financial statements referred to in Section 3.4.

SECTION 2.  AMOUNT AND TERMS OF CREDIT.

         SECTION 2.1.  Commitments of the Lenders.

         (a) Each Lender severally and not jointly with the other Lenders agrees, upon the terms and subject to the conditions herein set forth (including, without limitation, the provisions of Section 2.27), to make revolving credit loans (each a "Loan" and, collectively, the "Loans") to the Borrower and to participate in Documentary Letters of Credit issued by the Documentary Letter of Credit Fronting Bank at any time and from time to time during the period commencing on the date hereof and ending on the Termination Date (or the earlier date of termination of the Total Commitment) in an aggregate principal amount not to exceed the Revolving Credit Commitment of such Lender. At no time shall the sum of the then outstanding aggregate principal amount of the Loans plus the then aggregate Documentary Letter of Credit Outstandings exceed the Total Revolving Credit Commitments of $100,000,000, as the same may be reduced from time to time pursuant to Sections 2.9 or 2.12, as the case may be; provided, that unless and until an aggregate amount of $20,000,000 of Net Cash Proceeds from dispositions of Designated Collateral have been applied to the repayment of the principal amount of the Existing Secured Obligations outstanding on the Filing Date, the Total Revolving Credit Commitment shall not exceed $80,000,000 at any time prior to April 1, 1998 or $55,000,000 at any time on or after April 1, 1998 (when the Total Revolving Credit Commitment reduces to $75,000,000 pursuant to Section 2.12(a)). In addition, at no time shall the then outstanding aggregate principal amount of Loans exceed an amount equal to the Total Revolving Credit Commitments minus the Documentary Reserve.

         (b) Each Lender severally and not jointly with the other Lenders agrees, upon the terms and subject to the conditions herein set forth (including, without limitation, the provisions of Section 2.27), to participate in Standby Letters of Credit issued by the Standby Letter of Credit Fronting Bank for the account of the Borrower at any time and from time to time during the period commencing on the date hereof and ending on the Termination Date (or the earlier date of termination of the Total Commitment) in an aggregate principal amount not to exceed the Standby L/C Commitment of such Lender. At no time shall the aggregate Standby Letters of Credit Outstandings exceed the Total Standby L/C Commitments of $25,000,000, as the same may be reduced from time to time.

         (c) Each Borrowing shall be made by the Lenders pro rata in accordance with their respective Revolving Credit Commitments; provided, that the failure of any Lender to make any Loan shall not in itself relieve the other Lenders of their obligations to lend.

         SECTION 2.2.  Letters of Credit

                  (a) Upon the terms and subject to the conditions herein set forth, the Borrower may request the Documentary Letter of Credit Fronting Bank, at any time and from time to time after the date hereof and prior to the Termination Date, to issue, and subject to the terms and conditions contained herein, such Fronting Bank shall issue, for the account of the Borrower one or more Documentary Letters of Credit; provided, that no Documentary Letter of Credit shall be issued if, after giving effect to such issuance, the aggregate Documentary Letter of Credit Outstandings would exceed the lesser of $15,000,000, or, the Documentary Reserve and provided, further that no Documentary Letter of Credit shall be issued if the Documentary Letter of Credit Fronting Bank shall have received at least one Business Day's prior written notice from the Agent or the Required Lenders that the conditions to such issuance have not been met. The Borrower hereby designates $5,000,000 as the reserve for the issuance of Documentary Letters of Credit (the "Documentary Reserve"). The Borrower may increase or decrease the amount of the Documentary Reserve in an amount equal to $1,000,000 or any integral multiple thereof upon ten (10) Business Days' prior written notice to the Agent and the Documentary Letter of Credit Fronting Bank; provided, that in no event shall the Documentary Reserve exceed $15,000,000 or be less than the Documentary Letters of Credit Outstanding and provided, further that if any requested increase in the Documentary Reserve would cause the then outstanding aggregate principal amount of the Loans to be in excess of the amount permitted pursuant to the last sentence of Section 2.1(a), such increase shall not be effective until the then outstanding aggregate principal amount of the Loans has been repaid to that extent and the Documentary Letter of Credit Fronting Bank has been notified in writing by the Agent that such increase is effective.

                  (b) Upon the terms and subject to the conditions herein set forth, the Borrower may request the Standby Letter of Credit Fronting Bank, at any time and from time to time after the date hereof and prior to the Termination Date, to issue, and subject to the terms and conditions contained herein, such Fronting Bank shall issue, for the account of the Borrower one or more Standby Letters of Credit; provided, that no Standby Letter of Credit shall be issued if after giving effect to such issuance (i) the aggregate Standby Letter of Credit Outstandings shall exceed $25,000,000 or (ii) the aggregate Standby Letter of Credit Outstandings would exceed the Total Standby L/C Commitments and provided, further that no Standby Letter of Credit shall be issued if the Standby Letter of Credit Fronting Bank shall have received notice from the Agent or the Required Lenders that the conditions to such issuance have not been met.
                  (c) No Letter of Credit shall expire later than 60 days after the Maturity Date; provided, that if any Letter of Credit shall be outstanding on the Termination Date, the Borrower shall, at or prior to the Termination Date, except as the Agent and the relevant Fronting Bank may otherwise agree in writing, (i) cause all Letters of Credit which expire after the Termination Date to be returned to the relevant Fronting Bank undrawn and marked "cancelled" or
(ii) if the Borrower is unable to do so in whole or in part, either (x) provide a "back-to-back" letter of credit to the relevant Fronting Bank in a form satisfactory to such Fronting Bank and the Agent (in their sole discretion), issued by a bank satisfactory to such Fronting Bank and the Agent (in their sole discretion), in an amount equal to 105% of the then undrawn stated amount of all outstanding Letters of Credit issued by such Fronting Bank and/or (y) deposit cash in the Letter of Credit Account of such Fronting Bank in an amount equal to 105% of the then undrawn stated amount of all outstanding Letters of Credit issued by such Fronting Bank as collateral security for the Borrower's reimbursement obligations in connection therewith, such cash to be remitted to the Borrower upon the expiration, cancellation or other termination or satisfaction of such reimbursement obligations. In addition, the Borrower shall at all times maintain a minimum balance of at least $25,000 in the Letter of Credit Account of the Documentary Letter of Credit Fronting Bank and the Borrower hereby authorizes the Documentary Letter of Credit Fronting Bank to debit such Letter of Credit Account to reimburse itself with respect to drafts drawn under Documentary Letters of Credit and unpaid fees, costs and expenses incurred by the Documentary Letter of Credit Fronting Bank in connection therewith (whereupon the Borrower shall forthwith deposit such additional funds in such Letter of Credit Account, if any, as shall be necessary to achieve such minimum balance).

                  (d) The Borrower shall pay to each Fronting Bank, in addition to such other fees and charges as are specifically provided for in Section 2.20 hereof, such fees and charges in connection with the issuance and processing of the Letters of Credit issued by such Fronting Bank of the same type as are customarily imposed by such Fronting Bank from time to time in connection with letter of credit transactions in the amounts specified by such Fronting Bank.

                  (e) Drafts drawn under each Letter of Credit shall be reimbursed by the Borrower in Dollars (i) on the same day if the relevant Fronting Bank shall have notified the Borrower prior to 11:00 a.m. (New York City time) and (ii) in all other cases, not later than the first Business Day following the date of draw. Drafts drawn under each Letter of Credit shall bear interest from the date of draw until the first Business Day following the date of draw at a rate per annum equal to the Alternate Base Rate plus 1-1/2% and thereafter until reimbursed in full at a rate per annum equal to the Alternate Base Rate plus 3-1/2% (computed on the basis of the actual number of days elapsed over any year of 360 days). The Borrower shall effect such reimbursement
(x) if such draw occurs prior to the Termination Date (or the earlier date of termination of the Total Commitment), in cash or through a Borrowing without the satisfaction of the conditions precedent set forth in Section 4.2 (provided that if such draw relates to a Documentary Letter of Credit, such a Borrowing shall only be made if the Documentary Letter of Credit Bank notifies the Agent that it has not otherwise been reimbursed by the Borrower in respect of such draw) or (y) if such draw occurs on or after the Termination Date (or the earlier date of termination of the Total Commitment), in cash. Each Lender agrees to make the Loans described in clause (x) of the preceding sentence notwithstanding a failure to satisfy the applicable lending conditions thereto or the provisions of Sections 2.1 or 2.27 or the occurrence of the Termination Date.

                  (f) Immediately upon the issuance of any Letter of Credit by any Fronting Bank, such Fronting Bank shall be deemed to have sold to each Lender other than such Fronting Bank and each such other Lender shall be deemed unconditionally and irrevocably to have purchased from such Fronting Bank, without recourse or warranty, an undivided interest and participation, to the extent of such Lender's Commitment Percentage, in such Letter of Credit, each drawing thereunder and the obligations of the Borrower under this Agreement with respect thereto. Upon any change in the Commitments pursuant to Section 9.3, it is hereby agreed that with respect to all Letter of Credit Outstandings, there shall be an automatic adjustment to the participations hereby created to reflect the new Commitment Percentages of the assigning and assignee Lenders. Any action taken or omitted by a Fronting Bank under or in connection with a Letter of Credit, if taken or omitted in the absence of gross negligence or willful misconduct, shall not create for such Fronting Bank any resulting liability to any other Lender.

                  (g) In the event that a Fronting Bank makes any payment under any Letter of Credit and the Borrower shall not have reimbursed such amount in full to such Fronting Bank pursuant to this Section, such Fronting Bank shall promptly notify the Agent, which shall promptly notify each Lender of such failure. In such case each Lender is authorized (and the Borrower does hereby so authorize each Lender) to and shall promptly make an ABR Loan to the Borrower by making the proceeds thereof available to the Agent in the amount of such Lender's Commitment Percentage of such unreimbursed amount regardless of noncompliance with the applicable conditions precedent and other restrictions on Borrowings hereunder unless the making of such Loans are stayed by a court of competent jurisdiction or otherwise not permitted by, or the obligation of the Borrower to repay the same is not enforceable, under applicable law. If such Fronting Bank so notifies the Agent, and the Agent so notifies the Lenders, prior to 11:00 a.m. (New York City time) on any Business Day, each Lender shall make available to the Agent the amounts required hereby, and the Agent shall make available to the relevant Fronting Bank the total unreimbursed amount, in each case on such Business Day and in same day funds. Notwithstanding the failure of any Lender to make available to the Agent such Lender's Commitment Percentage of the total Loan to be made to the Borrower, the Agent shall promptly remit to the Fronting Bank the proceeds of such Loan in the amount of the unreimbursed draw, in each case in Dollars and in the same day funds.

         In the event that the making of any Loan is stayed by a court of competent jurisdiction, or the Required Lenders and the Agent reasonably determine that the making of a Loan is not permitted by, or the obligation of the Borrower to repay the same is not enforceable under applicable law, each

Lender shall promptly and unconditionally pay to the Agent for the account of the Fronting Bank the amount of such Lender's Commitment Percentage of the unreimbursed payment and the Agent shall promptly and unconditionally pay to the Fronting Bank the amount of such unreimbursed payment in each case in Dollars and in the same day funds. If such Fronting Bank so notifies the Agent, and the Agent so notifies the Lenders, prior to 11:00 a.m. (New York City time) on any Business Day, each Lender shall make available to the Agent, and the Agent shall make available to the relevant Fronting Bank the total unreimbursed amount in each case on such Business Day and in same day funds.

         If and to the extent such Lender shall not have so made its Commitment Percentage of the amount of any Loan or payment available to the Agent, or the Agent shall not have made the amount of such Loan or payment available to the relevant Fronting Bank, such Lender agrees to pay to the Agent, and the Agent agrees to pay to such Fronting Bank, forthwith on demand such amount, together with interest thereon, for each day from such date until the date such amount is paid to the party entitled thereto at the Federal Funds Rate. The failure of any Lender to make available to the Agent its Commitment Percentage of any Loan required to be made pursuant to this Section or any payment under any Letter of Credit shall not relieve any other Lender of its obligation hereunder to make available to the Agent its Commitment Percentage of such Loan or payment under any Letter of Credit, nor shall it relieve the Agent of its obligation hereunder to make the amount of such payment available to the relevant Fronting Bank, in each case on the date required, as specified above, but no Lender shall be responsible for the failure of any other Lender to make available to the Agent such other Lender's Commitment Percentage of any such Loan or such payment. Whenever a Fronting Bank receives a payment of a reimbursement obligation from the Borrower as to which it has received any payments from the Lenders pursuant to this Section, such Fronting Bank shall pay to each Lender which has paid its Commitment Percentage thereof, in Dollars and in same day funds, an amount equal to such Lender's Commitment Percentage thereof.

                  (h) First Bank in its capacity as the Documentary Letter of Credit Fronting Bank, may terminate its obligation to issue Documentary Letters of Credit upon forty-five days' written notice to the Agent of such termination. Further, if (i) the Interim Order (or the Final Order, upon entry thereof) shall cease to be in full force and effect, shall have been amended, modified, stayed, reversed, vacated or rescinded in any respect that adversely modifies or affects the rights of First Bank as the Documentary Letter of Credit Fronting Bank or as entered does not grant First Bank the rights contemplated by this Agreement, then, First Bank may immediately terminate its obligation to issue Documentary Letters of Credit upon written notice to the Agent of such termination or (ii) CIBC resigns as Agent, First Bank shall be deemed to have resigned as Documentary Letter of Credit Fronting Bank, effective as of the effective date of CIBC's resignation as Agent, unless it otherwise notifies the Borrower in writing of its decision to remain as Documentary Letter of Credit Fronting Bank.

           SECTION 2.3. Issuance. Whenever the Borrower desires a Fronting Bank to issue a Letter of Credit, it shall give to the relevant Fronting Bank and the Agent at least two Business Days' prior written (including telegraphic, telex, facsimile or cable communication) notice (or such shorter period as may be agreed upon by the Agent, the Borrower and such Fronting Bank) specifying the date on which the proposed Letter of Credit is to be issued (which shall be a Business Day), the stated amount of the Letter of Credit so requested, the expiration date of such Letter of Credit and the name and address of the beneficiary thereof.

           SECTION 2.4.  Nature of Letter of Credit Obligations Absolute.
The obligations of the Borrower to reimburse the Fronting Banks and the Lenders for drawings made under any Letter of Credit shall be unconditional and irrevocable and shall be paid strictly in accordance with the terms of this Agreement under all circumstances, including, without limitation (it being understood that any such payment by the Borrower shall be without prejudice to, and shall not constitute a waiver of, any rights the Borrower might have or might acquire as a result of the payment by the relevant Fronting Bank of any draft or the reimbursement by the Borrower thereof): (i) any lack of validity or enforceability of any Letter of Credit; (ii) the existence of any claim, setoff, defense or other right which the Borrower may have at any time against a beneficiary of any Letter of Credit or against the relevant Fronting Bank or any of the Lenders, whether in connection with this Agreement, the transactions contemplated herein or any unrelated transaction; (iii) any draft, demand, certificate or other document presented under any Letter of Credit proving to be forged, fraudulent, invalid or insufficient in any respect or any statement therein being untrue or inaccurate in any respect; (iv) payment by the relevant Fronting Bank of any Letter of Credit against presentation of a demand, draft or certificate or other document which does not comply with the terms of such Letter of Credit (including without limitation, payment by the Documentary Letter of Credit Fronting Bank in accordance with its usual practices and procedures, subsequent to the expiry date of a Documentary Letter of Credit as long as the Documentary Letter of Credit Fronting Bank has obtained the consent of the Borrower thereto and has not been notified in writing by the Agent or a Lender of the occurrence of the Termination Date); (v) any other circumstance or happening whatsoever, which is similar to any of the foregoing; or (vi) the fact that any Event of Default shall have occurred and be continuing.

         SECTION 2.5.  Making of Loans.

                  (a) Except as contemplated by Section 2.8, Loans shall be either ABR Loans or Eurodollar Loans as the Borrower may request subject to and in accordance with this Section; provided, that all Loans made pursuant to the same Borrowing shall, unless otherwise specifically provided herein, be Loans of the same Type. Each Lender may fulfill its Commitment with respect to any Eurodollar Loan or ABR Loan by causing any lending office of such Lender to make such Loan; provided, that any such use of a lending office shall not affect the obligation of the Borrower to repay such Loan in accordance with the terms of the applicable Note. Each Lender shall, subject to its overall policy considerations, use reasonable efforts (but shall not be obligated) to select a lending office which will not result in the payment of increased costs by the Borrower pursuant to Section 2.14. Subject to the other provisions of this Section and the provisions of Section 2.11,

Borrowings of Loans of more than one Type may be incurred at the same time; provided, that no more than five (5) Borrowings of Eurodollar Loans may be out-standing at any time.

                  (b) The Borrower shall give the Agent prior notice of each Borrowing hereunder of at least three Business Days for Eurodollar Loans and one Business Day for ABR Loans (except as provided in the last sentence of this Section 2.5(b)); such notice shall be irrevocable and shall specify the amount of the proposed Borrowing (which shall not be less than $5,000,000 in the case of Eurodollar Loans and $1,000,000 in the case of ABR Loans) and the date thereof (which shall be a Business Day) and shall contain disbursement instructions. Such notice, to be effective, must be received by the Agent not later than 12:00 noon, New York City time, on the third Business Day in the case of Eurodollar Loans and the first Business Day in the case of ABR Loans, preceding the date on which such Borrowing is to be made except as provided in the last sentence of this Section 2.5(b). Such notice shall specify whether the Borrowing then being requested is to be a Borrowing of ABR Loans or Eurodollar Loans. If no election is made as to the Type of Loan, such notice shall be deemed a request for Borrowing of ABR Loans. The Agent shall promptly notify each Lender of its proportionate share of such Borrowing, the date of such Borrowing, the Type of Borrowing or Loans being requested and the Interest Period or Interest Periods applicable thereto, as appropriate. On the borrowing date specified in such notice, each Lender shall make its share of the Borrowing available at the office of the Agent at 425 Lexington Avenue, New York, New York 10017, no later than 12:00 noon, New York City time, in immediately available funds. Upon receipt of the funds made available by the Lenders to fund any borrowing hereunder, the Agent shall disburse such funds in the manner specified in the notice of borrowing delivered by the Borrower and shall use reasonable efforts to make the funds so received from the Lenders available to the Borrower no later than 2:00 p.m. New York City time (other than as provided in the following sentence). With respect to ABR Loans of $10,000,000 or less, the Lenders shall make such Borrowings available to the Borrower by 4:00 p.m., New York City time, on the same Business Day that the Borrower gives notice to the Agent of such Borrowing if the Agent receives such notice by 12:00 noon, New York City time.

         SECTION 2.6. Notes; Repayment of Loans. The Loans made by each Lender shall be evidenced by a Note, duly executed on behalf of the Borrower, dated the Closing Date or the date of the effectiveness of the applicable Assignment and Acceptance, as the case may be, in substantially the form attached hereto as Exhibit A, payable to the order of such Lender in an aggregate principal amount equal to such Lender's Commitment. Loans may be repaid and reborrowed in accordance with the provisions of this Agreement. The outstanding principal balance of all of the Loans, as evidenced by such Notes, shall be payable on the Termination Date. Each Note shall bear interest from the date thereof on the outstanding principal balance thereof as set forth in Section 2.7. Each Lender shall, and is hereby authorized by the Borrower to, endorse on the schedule attached to each Note delivered to such Lender (or on a continuation of such schedule attached to such Note and made a part thereof), or otherwise to record in such Lender's internal records, an appropriate notation evidencing the date and amount of each Loan from such Lender, each payment and prepayment of principal of any such Loan, each payment of interest on any such

Loan and the other information provided for on such schedule; provided, that the failure of any Lender to make such a notation or any error therein shall not affect the obligation of the Borrower to repay the Loans made by such Lender in accordance with the terms of this Agreement and the applicable Notes.

         SECTION 2.7.   Interest on Loans.

                   (a) Subject to the provisions of Section 2.8, each ABR Loan shall bear interest (computed on the basis of the actual number of days elapsed over a year of 360 days) at a rate per annum equal to the Alternate Base Rate plus 1-1/2%.
                   (b) Subject to the provisions of Section 2.8, each Eurodollar Loan shall bear interest (computed on the basis of the actual number of days elapsed over a year of 360 days) at a rate per annum equal, during each Interest Period applicable thereto, to the Adjusted LIBOR Rate for such Interest Period in effect for such Borrowing plus 2-1/2%.

                   (c) Accrued interest on all Loans shall be payable in arrears on each Interest Payment Date applicable thereto, at maturity (whether by acceleration or otherwise), after such maturity on demand and (with respect to Eurodollar Loans) upon any repayment or prepayment thereof (on the amount prepaid).

          SECTION 2.8. Default Interest. If the Borrower shall default in the payment of the principal of or interest on any Loan or in the payment of any other amount becoming due hereunder (including, without limitation, the reimbursement pursuant to Section 2.2(e) of any draft drawn under a Letter of Credit), whether at stated maturity, by acceleration or otherwise, the Borrower shall on demand from time to time pay interest, to the extent permitted by law, on such defaulted amount up to (but not including) the date of actual payment (after as well as before judgment) at a rate per annum (computed on the basis of the actual number of days elapsed over a year of 360 days) equal to (x) in the case of Borrowings consisting of Eurodollar Loans, the Adjusted LIBOR Rate in effect for such Borrowing plus 4-1/2% and (y) in the case of all other amounts, the Alternate Base Rate plus 3-1/2%.

          SECTION 2.9.  Optional Termination or Reduction of Commitment.
Upon at least two Business Days' prior written notice to the Agent, the Borrower may at any time in whole permanently terminate, or from time to time in part permanently reduce, the Unused Total Commitment. Each such reduction of the Revolving Credit Commitments or the Standby L/C Commitment, as the case may be, shall be in the principal amount of $5,000,000 or any integral multiple thereof. Simultaneously with each reduction or termination of the Revolving Credit Commitment or the Standby L/C Commitment, as the case may be, the Borrower shall pay to the Agent for the account of each Lender the Commitment Fee accrued on the amount of the respective Commitment of such Lender so terminated or reduced through the date thereof. Any reduction of the Total Revolving Credit Commitment or the Total Standby L/C Commitment pursuant to this Section shall be applied pro rata to reduce the Commitment of each Lender.

          SECTION 2.10. Alternate Rate of Interest. In the event, and on each occasion, that on the day two Business Days prior to the commencement of any Interest Period for a Eurodollar Loan, the Agent shall have determined (which determination shall be conclusive and binding upon the Borrower absent manifest error) that reasonable means do not exist for ascertaining the applicable Adjusted LIBOR Rate, the Agent shall, as soon as practicable thereafter, give written or telegraphic notice of such determination to the Borrower and the Lenders, and any request by the Borrower for a Borrowing of Eurodollar Loans (including pursuant to a refinancing with Eurodollar Loans) pursuant to Section
2.5 or 2.11 shall be deemed a request for a Borrowing of ABR Loans. After such notice shall have been given and until the circumstances giving rise to such notice no longer exist, each request for a Borrowing of Eurodollar Loans shall be deemed to be a request for a Borrowing of ABR Loans.

          SECTION 2.11. Refinancing of Loans. The Borrower shall have the right, at any time, on three Business Days' prior irrevocable notice to the Agent (which notice, to be effective, must be received by the Agent not later than 12:00 noon, New York City time, on the third Business Day preceding the date of any refinancing), (x) to refinance (without the satisfaction of the conditions set forth in Section 4 as a condition to such refinancing) any outstanding Borrowing or Borrowings of Loans of one Type (or a portion thereof) with a Borrowing of Loans of the other Type or (y) to continue an outstanding Borrowing of Eurodollar Loans for an additional Interest Period, subject to the following:

                  (a) as a condition to the refinancing of ABR Loans with Eurodollar Loans and to the continuation of Eurodollar Loans for an additional Interest Period, no Event of Default shall have occurred and be continuing at the time of such refinancing;

                  (b) if less than a full Borrowing of Loans shall be refinanced, such refinancing shall be made pro rata among the Lenders in accordance with the respective principal amounts of the Loans comprising such Borrowing held by the Lenders immediately prior to such refinancing;

                  (c) the aggregate principal amount of Loans being refinanced shall be at least $1,000,000; provided, that no partial refinancing of a Borrowing of Eurodollar Loans shall result in the Eurodollar Loans remaining outstanding pursuant to such Borrowing being less than $5,000,000 in aggregate principal amount;

                  (d) each Lender shall effect each refinancing by applying the proceeds of its new Eurodollar Loan or ABR Loan, as the case may be, to its Loan being refinanced;

                  (e) the Interest Period with respect to a Borrowing of Eurodollar Loans effected by a refinancing or in respect to the Borrowing of Eurodollar Loans being continued as Eurodollar Loans shall commence on the date of refinancing or the expiration of the current Interest Period applicable to such continuing Borrowing, as the case may be;

                  (f) a Borrowing of Eurodollar Loans may be refinanced only on the last day of an Interest Period applicable thereto; and

                  (g) each request for a refinancing with a Borrowing of Eurodollar Loans which fails to state an applicable Interest Period shall be deemed to be a request for an Interest Period of one month.

In the event that the Borrower shall not give notice to refinance any Borrowing of Eurodollar Loans, or to continue such Borrowing as Eurodollar Loans, or shall not be entitled to refinance or continue such Borrowing as Eurodollar Loans, in each case as provided above, such Borrowing shall automatically be refinanced with a Borrowing of ABR Loans at the expiration of the then-current Interest Period. The Agent shall, after it receives notice from the Borrower, promptly give each Lender notice of any refinancing, in whole or part, of any Loan made by such Lender.

           SECTION 2.12. Mandatory Commitment Reduction; Commitment Termination; Cash Collateral
                  (a) On April 1, 1998, the Total Commitments shall be reduced to $100,000,000 and the Revolving Credit Commitments shall be reduced to $75,000,000 and the Borrower shall prepay the Loans in an aggregate amount equal to the amount, if any, by which the then outstanding aggregate principal amount of the Loans and the Documentary Letter of Credit Outstandings exceed the Revolving Credit Commitment as so reduced.

                  (b) Upon the Termination Date, the Total Commitment shall be terminated in full and the Borrower shall pay the Loans in full and, except as the relevant Fronting Bank may otherwise agree in writing, if any Letter of Credit remains outstanding, (i) deposit into the Letter of Credit Account of each Fronting Bank an amount equal to 105% of the amount by which the sum of the aggregate Letter of Credit Outstandings in respect of Letters of Credit issued by such Fronting Bank exceeds the amount of cash held in such Letter of Credit Account, such cash to be remitted to the Borrower upon the expiration, cancellation, satisfaction or other termination of such reimbursement obligations, or (ii) otherwise comply with Section 2.2(c).

         SECTION 2.13.  Optional Prepayment of Loans; Reimbursement of Lenders.

                  (a) The Borrower shall have the right at any time and from time to time to prepay any Loans, in whole or in part, (x) with respect to Eurodollar Loans, upon at least three Business Days' prior written, telex or facsimile notice to the Agent and (y) with respect to ABR Loans on the same Business Day if written, telex or facsimile notice is received by the Agent prior to 12:00 noon,

New York City time, and thereafter upon at least one Business Day's prior written, telex or facsimile notice to the Agent; provided, that (i) with respect to Eurodollar Loans, each such partial prepayment shall be in integral multiples of $1,000,000, (ii) with respect to ABR Loans, each such partial prepayment shall be in integral multiples of $1,000,000, (iii) no prepayment of Eurodollar Loans shall be permitted pursuant to this Section 2.13(a) other than on the last day of an Interest Period applicable thereto unless the Borrower pays breakage costs as provided in Section 2.13(b)(i), and (iv) no partial prepayment of a Borrowing of Eurodollar Loans shall result in the aggregate principal amount of the Eurodollar Loans remaining outstanding pursuant to such Borrowing being less than $5,000,000. Each notice of prepayment shall specify the prepayment date, the principal amount of the Loans to be prepaid and in the case of Eurodollar Loans, the Borrowing or Borrowings pursuant to which made, shall be irrevocable and shall commit the Borrower to prepay such Loan by the amount and on the date stated therein. The Agent shall, promptly after receiving notice from the Borrower hereunder, notify each Lender of the principal amount of the Loans held by such Lender which are to be prepaid, the prepayment date and the manner of application of the prepayment.

                  (b) The Borrower shall reimburse each Lender on demand for any loss incurred or to be incurred by it in the reemployment of the funds released
(i) resulting from any prepayment (for any reason whatsoever, including, without limitation, refinancing with ABR Loans) of any Eurodollar Loan required or permitted under this Agreement, if such Loan is prepaid other than on the last day of the Interest Period for such Loan or (ii) in the event that after the Borrower delivers a notice of borrowing under Section 2.5 in respect of Eurodollar Loans, such Loans are not made on the first day of the Interest Period specified in such notice of borrowing for any reason other than a breach by such Lender of its obligations hereunder. Such loss shall be the amount as reasonably determined by such Lender as the excess, if any, of (A) the amount of interest which would have accrued to such Lender on the amount so paid or not borrowed at a rate of interest equal to the Adjusted LIBOR Rate for such Loan, for the period from the date of such payment or failure to borrow to the last day (x) in the case of a payment or refinancing with ABR Loans other than on the last day of the Interest Period for such Loan, of the then current Interest Period for such Loan, or (y) in the case of such failure to borrow, of the Interest Period for such Loan which would have commenced on the date of such failure to borrow, over (B) the amount of interest which would have accrued to such Lender on such amount by placing such amount on deposit for a comparable period with leading banks in the London interbank market. Each Lender shall deliver to the Borrower from time to time one or more certificates setting forth the amount of such loss as determined by such Lender.

                  (c) In the event the Borrower fails to prepay any Loan on the date specified in any prepayment notice delivered pursuant to Section 2.13(a), the Borrower on demand by any Lender shall pay to the Agent for the account of such Lender any amounts required to compensate such Lender for any loss incurred by such Lender as a result of such failure to prepay, including, without limitation, any loss, cost or expenses incurred by reason of the acquisition of deposits or other funds by such Lender to fulfill deposit obligations incurred in anticipation of such prepayment, but without duplication of any amounts paid under Section 2.13(b). Each Lender shall deliver to the Borrower from time to time one or more certificates setting forth the amount of such loss as determined by such Lender.

                  (d) Any partial prepayment of the Loans by the Borrower pursuant to this Section shall be applied as specified by the Borrower or, in the absence of such specification, as determined by the Agent.

         SECTION 2.14.  Reserve Requirements; Change in Circumstances

                  (a) Notwithstanding any other provision herein, if after the date of this Agreement any change in applicable law or regulation or in the interpretation or administration thereof by any Governmental Authority charged with the interpretation or administration thereof (whether or not having the force of law) shall change the basis of taxation of payments to any Lender of the principal of or interest on any Eurodollar Loan made by such Lender or any fees or other amounts payable hereunder (other than changes in respect of Taxes, Other Taxes and taxes imposed on, or measured by, the net income or overall gross receipts or franchise taxes of such Lender by the jurisdiction in which such Lender has its principal office or in which the applicable lending office for such Eurodollar Loan is located or by any political subdivision or taxing authority therein, or by any other jurisdiction or by any political subdivision or taxing authority therein other than a jurisdiction in which such Lender would not be subject to tax but for the execution and performance of this Agreement), or shall impose, modify or deem applicable any reserve, special deposit or similar requirement against assets of, deposits with or for the account of or credit extended by such Lender (except any such reserve requirement which is reflected in the Adjusted LIBOR Rate) or shall impose on such Lender or the London interbank market any other condition affecting this Agreement or the Eurodollar Loans made by such Lender, and the result of any of the foregoing shall be to increase the cost to such Lender of making or maintaining any Eurodollar Loan or to reduce the amount of any sum received or receivable by such Lender hereunder or under the Notes (whether of principal, interest or otherwise) by an amount deemed by such Lender to be material, then the Borrower will pay to such Lender in accordance with paragraph (c) below such additional amount or amounts as will compensate such Lender for such additional costs incurred or reduction suffered.

                  (b) If any Lender shall have determined that the applicability of any change in any law, rule, regulation or guideline adopted pursuant to or arising out of the July 1988 report of the Basel Committee on Banking Regulations and Supervisory Practices entitled "International Convergence of Capital Measurement and Capital Standards", or the adoption or effectiveness after the date hereof of any law, rule, regulation or guideline regarding capital adequacy, or any change in any of the foregoing or in the interpretation or administration of any of the foregoing by any Governmental Authority, central bank or comparable agency charged with the interpretation or administration thereof, or compliance by any Lender (or any Lending Office of such Lender) or any Lender's holding company with any request or directive regarding capital adequacy (whether or not having the force of law) of any such authority, central bank or comparable agency, has or would have the effect of reducing the rate of return on such Lender's capital or on the capital of such Lender's holding company, if any, as a consequence of this Agreement, the Loans made by such Lender pursuant hereto, such Lender's Commitment hereunder or the issuance of, or participation in, any Letter of Credit by such Lender to a level below that which such Lender or such Lender's holding company could have achieved but for such adoption, change or compliance (taking into account such Lender's policies and the policies of such Lender's holding company with respect to capital adequacy) by an amount deemed by such Lender to be material, then from time to time the Borrower shall pay to such Lender such additional amount or amounts as will compensate such Lender or such Lender's holding company for any such reduction suffered.

                  (c) A certificate of each Lender setting forth such amount or amounts as shall be necessary to compensate such Lender or its holding company as specified in paragraph (a) or (b) above, as the case may be, shall be delivered to the Borrower and shall be conclusive absent manifest error. The Borrower shall pay each Lender the amount shown as due on any such certificate delivered to it within 10 days after its receipt of the same. Any Lender receiving any such payment shall promptly make a refund thereof to the Borrower if the law, regulation, guideline or change in circumstances giving rise to such payment is subsequently deemed or held to be invalid or inapplicable.

                  (d) Failure on the part of any Lender to demand compensation for any increased costs or reduction in amounts received or receivable or reduction in return on capital with respect to any period shall not constitute a waiver of such Lender's right to demand compensation with respect to such period or any other period. The protection of this Section shall be available to each Lender regardless of any possible contention of the invalidity or inapplicability of the law, rule, regulation, guideline or other change or condition which shall have occurred or been imposed.

         SECTION 2.15.  Change in Legality.

                  (a) Notwithstanding anything to the contrary contained elsewhere in this Agreement, if (x) any change in any law or regulation or in the interpretation thereof by any Governmental Authority charged with the administration thereof shall make it unlawful for a Lender to make or maintain a Eurodollar Loan or to give effect to its obligations as contemplated hereby with respect to a Eurodollar Loan or (y) at any time any Lender determines that the making or continuance of any of its Eurodollar Loans has become impracticable as a result of a contingency occurring after the date hereof which adversely affects the London interbank market or the position of such Lender in such market, then, by written notice to the Borrower, such Lender may (i) declare that Eurodollar Loans will not thereafter be made by such Lender hereunder, whereupon any request by the Borrower for a Eurodollar Borrowing shall, as to such Lender only, be deemed a request for an ABR Loan unless such declaration shall be subsequently withdrawn; and (ii) require that all outstanding Eurodollar Loans made by it be converted to ABR Loans, in which event all such Eurodollar Loans shall be automatically converted to ABR Loans as of the effective date of such notice as provided in paragraph (b) below. In the event any Lender shall exercise its rights under clause (i) or (ii) of this paragraph (a), all payments and prepayments of principal which would otherwise have been applied to repay the Eurodollar Loans that would have been made by such Lender or the converted Eurodollar Loans of such Lender shall instead be applied to repay the ABR Loans made by such Lender in lieu of, or resulting from the conversion of, such Eurodollar Loans.

                  (b)For purposes of this Section 2.15, a notice to the Borrower by any Lender pursuant to paragraph (a) above shall be effective, if lawful, and if any Eurodollar Loans shall then be outstanding, on the last day of the then-current Interest Period, otherwise, such notice shall be effective on the date of receipt by the Borrower.

         SECTION 2.16. Pro Rata Treatment, etc. All payments and repayments of principal and interest in respect of the Loans (except as provided in Sections 2.14 and 2.15) shall be made pro rata among the Lenders in accordance with the then outstanding principal amount of the Loans and/or participations in Letter of Credit Outstandings and all outstanding undrawn Letters of Credit (and the unreimbursed amount of drawn Letters of Credit) hereunder and all payments of Commitment Fees and Letter of Credit Fees (other than those payable to a Fronting Bank) shall be made pro rata among the Lenders in accordance with their Commitments. All payments by the Borrower hereunder and under the Notes shall be
(i) net of any tax applicable to the Borrower and (ii) made in Dollars in immediately available funds at the office of the Agent by 12:00 noon, New York City time, on the date on which such payment shall be due. Interest in respect of any Loan hereunder shall accrue from and including the date of such Loan to but excluding the date on which such Loan is paid in full or converted to a Loan of a different Type

         SECTION 2.17.  Taxes.

                  (a) Any and all payments by the Borrower hereunder and under the Notes shall be made free and clear of and without deduction for any and all current or future taxes, levies, imposts, deductions, charges or withholdings, and all liabilities with respect thereto, excluding (i) taxes imposed on or measured by the net income or overall gross receipts of the Agent or any Lender (or any transferee or assignee thereof, including a participation holder (any such entity being called a "Transferee")) and franchise taxes imposed on the Agent or any Lender (or Transferee) by the United States or any jurisdiction under the laws of which the Agent or any such Lender (or Transferee) is organized or in which the applicable lending office of any such Lender (or Transferee) is located or any political subdivision thereof or by any other jurisdiction or by any political subdivision or taxing authority therein other than a jurisdiction in which the Agent or such Lender would not be subject to tax but for the execution and performance of this Agreement and (ii) taxes, levies, imposts, deductions, charges or withholdings ("Amounts") with respect to payments hereunder or under the Notes to a Lender (or Transferee) in accordance with laws in effect on the later of the date of this Agreement and the date such Lender (or Transferee) becomes a Lender (or Transferee, as the case may be), but not excluding, with respect to such Lender (or Transferee), any increase in such Amounts solely as a result of any change in such laws occurring after such later date or any Amounts that would not have been imposed but for actions (other than actions contemplated by this Agreement or the Notes) taken by the Borrower after such later date (all such nonexcluded taxes, levies, imposts, deductions, charges, withholdings and liabilities being hereinafter referred to as "Taxes"). If the Borrower shall be required by law to deduct any Taxes from or in respect of any sum payable hereunder to the Lenders (or any Transferee) or the Agent, (i) the sum payable shall be increased by the amount necessary so that after making all required deductions (including deductions applicable to additional sums payable under this Section) such Lender (or Transferee) or the Agent (as the case may be) shall receive an amount equal to the sum it would have received had no such deductions been made, (ii) the Borrower shall make such deductions and (iii) the Borrower shall pay the full amount deducted to the relevant taxing authority or other Governmental Authority in accordance with applicable law.

                  (b) In addition, the Borrower agrees to pay any current or future stamp or documentary taxes or any other excise or property taxes, charges, assessments or similar levies that arise from any payment made hereunder or from the execution, delivery or registration of, or otherwise with respect to, this Agreement or any other Loan Document (hereinafter referred to as "Other Taxes").

                  (c)The Borrower will indemnify each Lender (or Transferee) and the Agent for the full amount of Taxes and Other Taxes paid by such Lender (or Transferee) or the Agent, as the case may be, and any liability (including penalties, interest and expenses) arising therefrom or with respect thereto, whether or not such Taxes or Other Taxes were correctly or legally asserted by the relevant taxing authority or other Governmental Authority. Such indemnification shall be made within 30 days after the date any Lender (or Transferee) or the Agent, as the case may be, makes written demand therefor. If a Lender (or Transferee) or the Agent shall become aware that it is entitled to receive a refund in respect of Taxes or Other Taxes as to which it has been indemnified by the Borrower pursuant to this Section, it shall promptly notify the Borrower of the availability of such refund and shall, within 30 days after receipt of a request by the Borrower, apply for such refund at the Borrower's expense. If any Lender (or Transferee) or the Agent receives a refund in respect of any Taxes or Other Taxes as to which it has been indemnified by the Borrower pursuant to this Section, it shall promptly notify the Borrower of such refund and shall, within 30 days after receipt of a request by the Borrower (or promptly upon receipt, if the Borrower has requested application for such refund pursuant hereto), repay such refund to the Borrower (to the extent of amounts that have been paid by the Borrower under this Section with respect to such refund plus interest that is received by the Lender (or Transferee) or the Agent as part of the refund), net of all out-of-pocket expenses of such Lender (or Transferee) or the Agent and without additional interest thereon; provided, that the Borrower, upon the request of such Lender (or Transferee) or the Agent, agrees to return such refund (plus penalties, interest or other charges) to such Lender (or Transferee) or the Agent in the event such Lender (or Transferee) or the Agent is required to repay such refund. Nothing contained in this subsection
(c) shall require any Lender (or Transferee) or the Agent to make available any of its tax returns (or any other information relating to its taxes that it deems to be confidential).

                  (d) Within 30 days after the date of any payment of Taxes or Other Taxes withheld by the Borrower in respect of any payment to any Lender (or Transferee) or the Agent, the Borrower will furnish to the Agent, at its address referred to on the signature pages hereof, the original or a certified copy of a receipt evidencing payment thereof.

                  (e) Without prejudice to the survival of any other agreement contained herein, the agreements and obligations contained in this Section shall survive the payment in full of the principal of and interest on all Loans made hereunder.

                  (f) Each Lender (or Transferee) that is organized under the laws of a jurisdiction outside the United States shall, if legally able to do so, prior to the immediately following due date of any payment by the Borrower hereunder, deliver to the Borrower such certificates, documents or other evidence, as required by the Code or Treasury Regulations issued pursuant thereto, including (A) Internal Revenue Service Form W-8 or W-9 and (B) Internal Revenue Service Form 1001 or Form 4224 and any other certificate or statement of exemption required by Treasury Regulation Section 1.1441-1, 1.1441-4 or 1.1441-6(c) or any subsequent version thereof or successors thereto, properly completed and duly executed by such Lender (or Transferee) establishing that such payment is (i) not subject to United States Federal withholding tax under the Code because such payment is effectively connected with the conduct by such Lender (or Transferee) of a trade or business in the United States or (ii) totally exempt from United States Federal withholding tax or subject to a reduced rate of such tax under a provision of an applicable tax treaty. Unless the Borrower and the Agent have received forms or other documents satisfactory to them indicating that such payments hereunder or under the Notes are not subject to United States Federal withholding tax or are subject to such tax at a rate reduced by an applicable tax treaty, the Borrower or the Agent shall withhold taxes from such payments at the applicable statutory rate.

                  (g) The Borrower shall not be required to pay any additional amounts to any Lender (or Transferee) in respect of United States Federal withholding tax pursuant to subsection (a) above if the obligation to pay such additional amounts would not have arisen but for a failure by such Lender (or Transferee) to comply with the provisions of subsection (f) above.

                  (h) Any Lender (or Transferee) claiming any additional amounts payable pursuant to this Section shall use reasonable efforts (consistent with legal and regulatory restrictions) to file any certificate or document requested by the Borrower or to change the jurisdiction of its applicable lending office if the making of such a filing or change would avoid the need for or reduce the amount of any such additional amounts that may thereafter accrue and would not, in the sole reasonable determination of such Lender, be otherwise materially disadvantageous to such Lender (or Transferee).

         SECTION 2.18. Certain Fees. The Borrower shall pay to the Agent, for the respective accounts of the Agent, the Underwriters and the Lenders, the fees set forth in that certain letter, dated July 17, 1997, among the Agent, the Underwriters and the Borrower.

         SECTION 2.19. Commitment Fee. The Borrower shall pay to the Lenders a commitment fee (the "Commitment Fee") for the period commencing on the date the Commitment Letter is executed to the Termination Date or the earlier date of the termination in full of the Commitment, computed (on the basis of the actual number of days elapsed over a year of 360 days) at the rate of one-half of one percent (1/2%) per annum on the average daily Unused Total Commitment. Such Commitment Fee, to the extent then accrued, shall be payable (x) monthly, in arrears, on the last calendar day of each month, (y) on the Termination Date and
(z) as provided in Section 2.9, upon any reduction or termination in whole or in part of the Total Commitment.

         SECTION 2.20. Letter of Credit Fees. The Borrower shall pay with respect to each Letter of Credit (i) to the Agent on behalf of the Lenders a fee calculated (on the basis of the actual number of days elapsed over a year of 360 days) at the rate of (x) two and one-half (2-1/2%) per annum on the daily average Letter of Credit Outstandings and (ii) to each Fronting Bank, such Fronting Bank's fees for issuance, amendments and processing referred to in
Section 2.2. In addition, the Borrower agrees to pay each Fronting Bank for its account a fronting fee, if required by such Fronting Bank in respect of each Letter of Credit issued by such Fronting Bank, for the period from and including the date of issuance of such Letter of Credit to and including the date of termination of such Letter of Credit, computed at a rate, and payable at times, to be determined by such Fronting Bank, the Borrower and the Agent. Accrued fees described in clause (i) of the first sentence of this paragraph in respect of each Letter of Credit shall be due and payable monthly in arrears on the last calendar day of each month and on the Termination Date, or such earlier date as the Total Commitment is terminated. Accrued fees described in clause (ii) of the first sentence of this paragraph in respect of each Letter of Credit shall be payable at times to be determined by the relevant Fronting Bank, the Borrower and the Agent.

         SECTION 2.21. Nature of Fees. All Fees shall be paid on the dates due, in immediately available funds, to the Agent for the respective accounts of the Agent and the Lenders, as provided herein and in the letter described in Section
2.18. Once paid, none of the Fees shall be refundable under any circumstances.

         SECTION 2.22. Priority and Liens. The Borrower hereby covenants, represents and warrants that, upon entry of the Interim Order (i) pursuant to
Section 364(c)(1) of the Bankruptcy Code, the Obligations of the Borrower hereunder and under the other Loan Documents shall at all times constitute allowed administrative expense claims in the Case having priority over all administrative expenses of the kind specified in Sections 503(b) or 507(b) of the Bankruptcy Code, (ii) pursuant to Section 364(c)(2) of the Bankruptcy Code, the Obligations of the Borrower hereunder and under the other Loan Documents shall at all times be secured by a perfected first priority Lien on all unencumbered property of the Borrower (including, without limitation, all After-Acquired Property ) and all cash maintained in the Letter of Credit
Account and any direct investments of the funds contained therein, (iii) pursuant to Section 364(c)(3) of the Bankruptcy Code, the Obligations of the Borrower hereunder and under the Loan Documents shall be secured by a perfected Lien upon all property of the Borrower (other than the property that is subject to existing Liens that presently secure the obligations of the Borrower under the Existing Agreements, as to which the Lien in favor of the Agent and the Lenders will be as described in clause (iv) of this sentence) that is subject to valid and perfected Liens in existence on the Filing Date, junior to such valid and perfected Liens, and (iv) pursuant to Section 364(d)(1) of the Bankruptcy Code, the Obligations of the Borrower hereunder and under the Loan Documents shall be secured by a perfected first priority, senior priming Lien on all property of the Borrower (including, without limitation, accounts receivable, inventory, equipment, general intangibles, intellectual property and vehicles and the proceeds thereof) that is subject to existing Liens that presently secure the Borrower's pre-petition Indebtedness under the Existing Agreements and any Liens granted after the Filing Date to provide adequate protection in respect of the Existing Agreements, subject in each case, only to, in the event of the occurrence and during the continuance of an Event of Default or an event that would constitute an Event of Default with the giving of notice or lapse of time or both, (x) the payment of allowed and unpaid professional fees and disbursements thereafter incurred by the Borrower and any statutory committee appointed in the Case in an aggregate amount not in excess of $3,500,000 and (y) the payment of unpaid fees pursuant to 28 U.S.C. ss.1930 (collectively, the "Carve-Out"); provided, that following the Termination Date amounts in the Letter of Credit Account shall not be subject to the Carve-Out and (z) the prior rights (i) of the Credit Card Banks under the GE Credit Program Documents with respect to certain accounts receivable, returned merchandise and general intangibles financed thereunder and (ii) Commerce under the Commerce Bank Agreement with respect to certain documents, inventory and related collateral. The Lenders agree that so long as no Event of Default or event which with the giving of notice or lapse of time or both would constitute an Event of Default shall have occurred, the Borrower shall be permitted to pay compensation and reimbursement of expenses allowed and payable under 11 U.S.C. ss. 330 and 11 U.S.C. ss. 331, as the same may be due and payable, and the same shall not reduce the Carve-Out.

         SECTION 2.23. Right of Set-Off. Subject to the provisions of Section 7.1, upon the occurrence and during the continuance of any Event of Default, the Agent, each Fronting Bank and each Lender is hereby authorized at any time and from time to time, to the fullest extent permitted by law and without further order of or application to the Bankruptcy Court, to set off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held and any and all other indebtedness at any time owing by the Agent, such Fronting Bank and such Lender to or for the credit or the account of the Borrower against any and all of the obligations of the Borrower now or hereafter existing under the Loan Documents, irrespective of whether or not such Lender shall have made any demand under any Loan Document and although such obligations may be unmatured. Each Lender, each Fronting Bank and the Agent agrees promptly to notify the Borrower after any such set-off and application made by such Lender, such Fronting Bank or by the Agent, as the case may be; provided, that the failure to give such notice shall not affect the validity of such set-off and application. The rights of each Lender, each Fronting Bank and the Agent under this Section are in addition to other rights and remedies which such Lender, such Fronting Bank and the Agent may have upon the occurrence and during the continuance of any Event of Default.

         SECTION 2.24.  Security Interest in Letter of Credit Accounts.
Pursuant to Section 364(c)(2) of the Bankruptcy Code, the Borrower hereby assigns and pledges to the Agent, for its benefit and for the ratable benefit of the Lenders, and hereby grants to the Agent and the Fronting Banks, for their respective benefits and for the ratable benefit of the Lenders, a first priority security interest, senior to all other Liens, if any, in all of the Borrower's right, title and interest in and to the Letter of Credit Accounts and any direct investment of the funds contained therein. A Fronting Bank's security interest in the Letter of Credit Account maintained by it shall be prior to the security interest in favor of the Agent and the Lenders, and shall not be subject to the rights of any person other than the Agent, the Lenders and the Borrower so long as there are any Letter of Credit Outstanding or such Fronting Bank is obligated to issue Letters of Credit.

         SECTION 2.25. Payment of Obligations. Upon the maturity (whether by acceleration or otherwise) of any of the Obligations under this Agreement or any of the other Loan Documents of the Borrower, the Lenders and the Fronting Banks shall be entitled to immediate payment of such obligations without further application to or order of the Bankruptcy Court.

         SECTION 2.26. No Discharge; Survival of Claims. The Borrower agrees that (i) its obligations hereunder shall not be discharged by the entry of an order confirming a Plan of Reorganization Plan (and the Borrower, pursuant to Section 1141(d)(4) of the Bankruptcy Code, hereby waives any such discharge) and
(ii) the Superpriority Claim granted to the Agent, the Fronting Banks and the Lenders pursuant to the Order and described in Section 2.22 and the Liens granted to the Agent and the Documentary Letter of Credit Fronting Bank pursuant to the Order and described in Sections 2.22 and 2.24 shall not be affected in any manner by the entry of an order confirming a Reorganization Plan.

         SECTION 2.27. Use of Cash Collateral. Notwithstanding anything to the contrary contained herein (other than the provisions of Sections 2.2(e) and (g) which make this Section inapplicable), the Borrower shall not be permitted (i) to request a Borrowing under Section 2.5 or request the issuance of a Letter of Credit under Section 2.3 unless the Bankruptcy Court shall have entered the Cash Collateral Order or (ii) to request a Borrowing under Section 2.5 unless the Borrower shall at that time have used all cash collateral subject to the Cash Collateral Order for the purposes described in Section 3.10.

         SECTION 2.28. Existing Secured Obligations. For the express benefit of the Existing Lenders, (i) the Borrower hereby confirms that it is validly and justly indebted to the Existing Lenders in the full amount of the Existing Secured Obligations, without defenses, offsets, claims or counterclaims with respect to the Existing Secured Obligations, or with respect to the transactions contemplated thereby, of any kind whatsoever and (ii) the Borrower hereby expressly releases and discharges the Existing Lenders and the Existing Lenders' direct and indirect Subsidiaries and Affiliates, together with each of their present and former shareholders, present and former officers, directors, agents and employees and present and each of their former attorneys, advisors or consultants whether presently or formerly retained by attorneys for the Existing Lenders or by the Existing Lenders themselves, and the predecessors, successors and assigns of all or any of them (collectively, the "Releasees") from any and all manners of action, claims, causes of action, suits, proceedings, debts, dues, sums of money, accounts, accountings, reckonings, demands, liabilities, losses, damages, acts, omissions, misfeasances, malfeasances, promises, breaches of contract, breaches of duty, breaches of relationship, and all other controversies of every type, kind, nature, description or character (all of the foregoing, collectively, the "Claims") whatsoever, whether known or unknown, foreseen or unforeseen, liquidated or unliquidated, and whether based upon facts now known or unknown, direct or derivative, in law, admiralty, equity or bankruptcy, against the Releasees, or any of them, which the Borrower or the Borrower's Affiliates and the predecessors, successors or assigns of any or all of them, ever jointly or individually had, now have or hereafter can, shall or may have for, upon, or by reason of any matter, cause or thing whatsoever from the beginning of the world to (and with effect from) the dates on which the respective Orders are entered, directly or indirectly arising from or relating in any way to any and all transactions, relationships, or dealings relating in any way, directly or indirectly, to the Existing Agreements, as well as any agreements entered into, or notes, or other documents executed, in connection with the Existing Agreements, or as an adjunct or supplement thereto, and any prior agreements under which the Existing Lenders (or any of them or their respective predecessors or successors) made loans or extended credit or any services or accommodations of any type or kind whatsoever to or on behalf of the Borrower; provided, that the Borrower reserves all of its rights and claims against any party other than the Releasees.

         SECTI0N 2.29. Assumption of Hedging Agreement. The Hedging Agreement is hereby assumed by the Borrower in accordance with Section 365 of the Bankruptcy Code.

SECTION 3.  REPRESENTATIONS AND WARRANTIES

         In order to induce the Lenders to make Loans and to participate in Letters of Credit hereunder and to induce the Fronting Banks to issue Letters of Credit hereunder, the Borrower represents and warrants as follows:

         SECTION 3.1.  Organization and Authority.         The Borrower (i) is a
corporation duly organized and validly existing under the laws of the State of Iowa and is duly qualified as a foreign corporation and is in good standing in each jurisdiction in which the failure to so qualify would have a material adverse effect on the financial condition, operations, business, properties or assets of the Borrower; (ii) has the requisite corporate power and authority to effect the transactions contemplated hereby and by the other Loan Documents to which it is a party, and (iii) has all requisite corporate power and authority and the legal right to own, pledge, mortgage and operate its properties, and to conduct its business as now or currently proposed to be conducted.

         SECTION 3.2. Due Execution. The execution, delivery and performance by the Borrower of each of the Loan Documents to which it is a party (i) are within the Borrower's corporate powers, have been duly authorized by all necessary corporate action, including the consent of shareholders where required, and do not (A) contravene the charter or by-laws of the Borrower, (B) violate any law (including, without limitation, the Securities Exchange Act of 1934) or regulation (including, without limitation, Regulations G, T, U or X of the Board of Governors of the Federal Reserve System), or any order or decree of any court or governmental instrumentality, (C) violate or result in a breach of, or constitute a default under, any material indenture, mortgage or deed of trust entered into after the Filing Date or any material lease, agreement or other instrument entered into after the Filing Date binding on the Borrower or any of its properties, or (D) result in or require the creation or imposition of any Lien upon any of the property of the Borrower other than the Liens granted pursuant to this Agreement; and do not require the consent, authorization by or approval of or notice to or filing or registration with any Governmental Authority other than the entry of the Orders and the Cash Collateral Order. This Agreement has been duly executed and delivered by the Borrower. This Agreement is, and each of the other Loan Documents to which the Borrower is a party, when delivered hereunder or thereunder, will be, a legal, valid and binding obligation of the Borrower, enforceable against the Borrower, in accordance with its terms.

         SECTION 3.3. Statements Made. The information that has been delivered in writing by the Borrower to the Agent, the Underwriters or to the Bankruptcy Court in connection with any Loan Document, and any financial statement delivered pursuant hereto or thereto (other than to the extent that any such statements constitute projections), contains no untrue statement of a material fact and does not omit to state a material fact necessary to make such statements not misleading; and, to the extent that any such information constitutes projections, such projections were prepared in good faith on the basis of assumptions, methods, data, tests and information believed by the Borrower to be reasonable at the time such projections were furnished.

         SECTION 3.4.  Financial Statements.     The Borrower has furnished the
Lenders with copies of (i) the audited consolidated financial statements of the Borrower and Lumberjack for the fiscal year ended November 30, 1996, accompanied by an unqualified opinion of KPMG Peat Marwick LLP and (ii) the unaudited consolidated financial statements of the Borrower and Lumberjack for the six month period ended May 31, 1997. Such financial statements present fairly the financial condition, the results of operations and cash flows of the Borrower and Lumberjack on a consolidated basis as of such dates and for such periods; such balance sheets and the notes thereto disclose all liabilities, direct or contingent, of the Borrower and Lumberjack as of the dates thereof required to be disclosed by GAAP, and such financial statements were prepared in a manner consistent with GAAP, subject (in the case of such six month statements) to normal year end adjustments. No material adverse change in the operations, business, properties, assets, prospects or condition (financial or otherwise) of the Borrower, taken as a whole, has occurred from that set forth in the Business Plan other than (x) those which customarily occur and as a result of events leading up to and following the commencement of a proceeding under Chapter 11 of the Bankruptcy Code and (y) the commencement of the Case (it being understood that any non-cash restructuring and other non-cash charges to be reflected on the Borrower's 1997 consolidated financial statements will not in themselves be deemed to constitute such a material adverse change).

         SECTION 3.5.  Ownership.   As of the  date  hereof,  Lumberjack,  which
is wholly-owned by the Borrower and is the only direct or indirect Subsidiary of the Borrower, is inactive and has no significant assets.

         SECTION 3.6. Liens. Except for Liens existing on the Filing Date as reflected on Schedule 3.6, there are no Liens of any nature whatsoever on any assets of the Borrower other than: (i) Liens granted pursuant to the Existing Agreements; (ii) Permitted Liens; (iii) Liens permitted pursuant to Section 6.1(ii); and (iv) Liens in favor of the Agent, the Fronting Banks and the Lenders. The Borrower is not a party to any contract, agreement, lease or instrument the performance of which, either unconditionally or upon the happening of an event, will result in or require the creation of a Lien on any assets of the Borrower or otherwise result in a violation of this Agreement other than the Liens granted to the Agent, the Fronting Banks and the Lenders as provided for in this Agreement.

         SECTION 3.7.  Compliance with Law.

                  (a) (i) The operations of the Borrower comply in all material respects with all Environmental Laws; (ii) to the Borrower's knowledge, none of the operations of the Borrower is the subject of any Federal or state investigation evaluating whether any remedial action involving a material expenditure by the Borrower is needed to respond to a release of any Hazardous Substance into the environment; and (iii) to the Borrower's knowledge, the Borrower does not have any material contingent liability in connection with any release of any Hazardous Substance into the environment.

                  (b) The Borrower is not, to the best of its knowledge, in violation of any law, rule or regulation, or in default with respect to any judgment, writ, injunction or decree of any Governmental Authority the violation of which, or a default with respect to which, would have a material adverse effect on the financial condition, operations, business, properties or assets of the Borrower.

         SECTION 3.8. Insurance. All policies of insurance of any kind or nature owned by or issued to the Borrower, including, without limitation, policies of life, fire, theft, product liability, public liability, property damage, other casualty, employee fidelity, workers' compensation, employee health and welfare, title, property and liability insurance, are in full force and effect and are of a nature and provide such coverage as is sufficient and as is customarily carried by companies of the size and character of the Borrower.

         SECTION 3.9.  The Orders.     On the date of the making of the initial
Loans or the issuance of the initial Letters of Credit hereunder, whichever first occurs, the Interim Order will have been entered and will not have been amended, modified, stayed, reversed, vacated or rescinded. On the date of the making of any Loan or the issuance of any Letter of Credit, the Interim Order or the Final Order, as the case may be, shall have been entered and shall not have been amended, modified, stayed, reversed, vacated or rescinded. Upon the maturity (whether by the acceleration or otherwise) of any of the Obligations of the Borrower hereunder and under the other Loan Documents, the Lenders shall, subject to the provisions of Section 7.1, be entitled to immediate payment of such Obligations, and to enforce the remedies provided for hereunder, without further application to or order by the Bankruptcy Court.

         SECTION 3.10. Use of Proceeds. The proceeds of the Loans shall be used (i) for general working capital of the Borrower and (ii) for other general corporate purposes of the Borrower (including, among such general corporate purposes, the making of Capital Expenditures, subject to the limitations provided for in Section 6.4).

         SECTION 3.11. Litigation. Except as set forth on Schedule 3.11, there are no unstayed actions, suits or proceedings pending or, to the knowledge of the Borrower, threatened against or affecting the Borrower or any of its properties, before any court or governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign, which is reasonably likely to be determined adversely to the Borrower and, if so determined adversely to the Borrower, would have a material adverse effect on its financial condition, business, properties, prospects, operations or assets.

SECTION 4. CONDITIONS OF LENDING

         SECTION 4.1. Conditions Precedent to Initial Loans and Initial Letter of Credit. The obligation of the Lenders to make the initial Loans or of the relevant Fronting Bank to issue the initial Letter of Credit, whichever may occur first, is subject to the following conditions precedent:

                  (a)      Supporting Documents.  The Agent shall have received:

                           (i) a copy of the Borrower's certificate of incorporation, as amended, certified as of a recent date by the Secretary of State of Iowa;

                           (ii) a certificate of the Secretary of State of Iowa, dated as of a recent date, as to the good standing of the Borrower and as to the charter documents on file in the office of the Secretary of State; and

                           (iii) a certificate of the Secretary or an Assistant Secretary of the Borrower dated the date of the initial Loans or the initial Letter of Credit hereunder, whichever first occurs, and certifying
                                     (A) that attached  thereto  is  a  true and
                                     complete copy of the by-lawsof the Borrower
                                     as  in   effect  on   the   date  of   such
                                     certification, (B)  that  attached  thereto
                                     is a true and  complete copy of resolutions
                                     adopted by the  Board   of   Directors   of
                                     the Borrower authorizing the Borrowings and
                                     the   issuance   of   Letters   of   Credit
                                     hereunder,   the execution,   delivery  and
                                     performance  in   accordance   with   their
                                     respective   terms   of   this   Agreement,
                                     the  Notes,  the   other   Loan   Documents
                                     and   any   other    documents     required
                                     required  or   contemplated   hereunder  or
                                     thereunder and the granting of the security
                                     interest  in the Letter of Credit  Accounts
                                     contemplated    hereby,    (C)   that   the
                                     certificate   of   incorporation   of   the
                                     Borrower  has not been  amended  since  the
                                     date   of  the   last   amendment   thereto
                                     indicated   on  the   certificate   of  the
                                     Secretary  of State  furnished  pursuant to
                                     clause   (i)   above  and  (D)  as  to  the
                                     incumbency  and specimen  signature of each
                                     officer  of  the  Borrower  executing  this
                                     Agreement,  the Notes  and the  other  Loan
                                     Documents or any other  document  delivered
                                     by it in  connection  herewith or therewith
                                     (such     certificate    to    contain    a
                                     certification by another officer of the Borrower as to the incumbency and signature of the officer signing the certificate referred to in this clause (iii).

                  (b) Notes. On or before the date of the making of the initial Loans or the issuance of the initial Letter of Credit hereunder, whichever first occurs, the Agent shall have received Notes executed on behalf of the Borrower, dated the Closing Date, payable to the order of each of the Lenders, in substantially the form of Exhibit A and in an amount equal to such Lender's Commitment.

                  (c) Interim Order. At the time of the making of the initial Loans or at the time of the issuance of the initial Letter of Credit, whichever first occurs, the Agent, the Fronting Banks and the Lenders shall have received a certified copy of an order of the Bankruptcy Court in substantially the form of Exhibit B (the "Interim Order") approving the Loan Documents and granting the Superpriority Claim status and priming and other Liens described in Section 2.22 which (i) shall have been entered upon an application or motion of the Borrower reasonably satisfactory in form and substance to the Agent, on such prior notice to such parties (including the Existing Lenders) as may be reasonably satisfactory to the Agent not later than fifteen (15) days following the commencement of the Case, (ii) authorize extensions of credit in amounts satisfactory to the Agent, (iii) provide for adequate protection in favor of the Existing Lenders, as set forth in Section 4.1(d), (iv) approve the payment by the Borrower of all of the Fees set forth in Section 2.18, (v) shall be in full force and effect, and (vi) shall not have been amended, modified, stayed, reversed, vacated or rescinded in any respect without the prior written consent of the Agent and the Required Lenders and, if the Interim Order is the subject of a pending appeal in any respect, neither the making of such Loans nor the issuance of such Letter of Credit nor the performance by the Borrower of any of its Obligations hereunder or under the Loan Documents or under any other instrument or agreement referred to herein shall be the subject of a presently effective stay pending appeal.

                  (d) Cash Collateral Order. At the time of the making of the initial Loans or at the time of the issuance of the initial Letter of Credit, whichever first occurs, the Agent and the Lenders shall have received a certified copy of an order or orders of the Bankruptcy Court in form and substance reasonably satisfactory to the Agent (the "Cash Collateral Order") pursuant to Section 363(c)(2)(B) of the Bankruptcy Code (which Cash Collateral Order may be embodied in the Interim Order and the Final Order) authorizing the use by the Borrower of any cash collateral in which any Existing Lender under any Existing Agreements may have an interest and providing for (w) the payments of current pre-petition and post-petition interest, letter of credit and other fees and amounts owing to the Existing Credit Agreement Agent and the other Existing Secured Parties, whether arising pre-petition or post-petition (including, without limitation, cash management fees, overdraft repayments and reasonable fees and disbursements of counsel and other advisors), at the applicable non-default rate or rates provided for pursuant to or in connection with the Existing Credit Agreement and any other Existing Secured Obligations, (x) a priority claim as contemplated by Section 507(b) of the Bankruptcy Code, (y) the application of the Net Cash Proceeds of dispositions of Designated Collateral to the permanent repayment of the loans and other extensions of credit outstanding pursuant to the Existing Agreements in the order set forth therein, and (z) a Lien on substantially all of the assets of the Borrower having a priority junior to the priming and other Liens granted in favor of the Agent and the Lenders hereunder and under the other Loan Documents (including, without limitation, on all After-Acquired Property ), which Cash Collateral Order shall be in full force and effect and shall not have been amended, modified, stayed, reversed, vacated or rescinded in any respect without the prior written consent of the Agent and the Required Lenders.

                  (e) Security and Pledge Agreement. The Borrower shall have duly executed and delivered to the Agent a Security and Pledge Agreement in substantially the form of Exhibit C (the "Security and Pledge Agreement").

                  (f) Plan of Reorganization. The Agent and the Underwriters shall have received evidence satisfactory to them that the Borrower has filed with the Bankruptcy Court (i) a plan of reorganization satisfactory in form and substance to the Agent and the Underwriters (the "Proposed Plan") and (ii) the Disclosure Statement satisfactory in form and substance to the Agent and the Underwriters.

                  (g) First Day Orders. All of the "first day orders" entered by the Bankruptcy Court at the time of the commencement of the Case shall be reasonably satisfactory in form and substance to the Agent.

                  (h) Opinion of Counsel to the Borrower. The Agent and the Lenders shall have received the favorable written opinion of counsel to the Borrower reasonably acceptable to the Agent, dated the date of the initial Loans or the issuance of the initial Letter of Credit, whichever first occurs, substantially in the form of Exhibits D-1 and D-2.

                  (i) Payment of Fees. The Borrower shall have paid to the Agent, the Lenders and the Underwriters the then unpaid balance of all accrued and unpaid Fees owed under and pursuant to this Agreement and the letter referred to in Section 2.18.

                  (j) Corporate and Judicial Proceedings. All corporate and judicial proceedings and all instruments and agreements in connection with the transactions among the Borrower, the Agent and the Lenders contemplated by this Agreement shall be reasonably satisfactory in form and substance to the Agent, and the Agent shall have received all information and copies of all documents and papers, including records of corporate and judicial proceedings, which the Agent may have reasonably requested in connection therewith, such documents and papers where appropriate to be certified by proper corporate, governmental or judicial authorities.

                  (k)   Information.   The  Agent  shall  have   received   such
         information (financial or otherwise) as may be reasonably requested by the Agent or the Underwriters.

                  (l) Compliance with Laws. The Borrower shall have granted the Agent access to and the right to inspect all reports, audits and other internal information of the Borrower relating to environmental matters, and any third party verification of certain matters relating to compliance with Environmental Laws requested by the Agent, and the Agent shall be reasonably satisfied that the Borrower is in compliance in all material respects with all applicable Environmental Laws and be satisfied with the costs of maintaining such compliance.

                  (m) Closing Documents. The Agent shall have received all documents (including security documents granting the liens in favor of the Agent contemplated hereby) required by this Agreement reasonably satisfactory in form and substance to the Agent and, in the case of the issuance of a Letter of Credit, the relevant Fronting Bank shall have received all documents it requires in connection with its agreement to issue Letters of Credit hereunder in form and substance reasonably satisfactory to such Fronting Bank.

         SECTION 4.2. Conditions Precedent to Each Loan and Each Letter of Credit. The obligation of the Lenders to make each Loan and of the relevant Fronting Bank to issue each Letter of Credit, including the initial Loan and the initial Letter of Credit, is subject to the following conditions precedent:

                  (a) Notice. The Agent shall have received a notice with respect to such borrowing or issuance, as the case may be, as required by Section 2.

                  (b) Representations and Warranties. All representations and warranties contained in this Agreement and the other Loan Documents or otherwise made in writing in connection herewith or therewith shall be true and correct in all material respects on and as of the date of each Borrowing or the issuance of each Letter of Credit hereunder with the same effect as if made on and as of such date except to the extent such representations and warranties expressly relate to an earlier date.

                  (c) No Default. On the date of each Borrowing hereunder or the issuance of each Letter of Credit, the Borrower shall be in compliance with all of the terms and provisions set forth herein to be observed or performed and no Event of Default or event which upon notice or lapse of time or both would constitute an Event of Default shall have occurred and be continuing.

                  (d) Orders. The Interim Order shall be in full force and effect and shall not have been amended, modified, stayed, reversed, vacated or rescinded in any respect without the prior written consent of the Agent and the Required Lenders; provided, that at the time of the making of any Loan or the issuance of any Letter of Credit the aggregate amount of either of which, when added to the sum of the principal amount of all Loans then outstanding and the Letter of Credit Outstandings, would exceed the amount thereof which was authorized by the Bankruptcy Court in the Interim Order (collectively, the "Additional Credit"), the Agent and each of the Lenders shall have received a certified copy of a final order of the Bankruptcy Court in substantially the form of Exhibit B (the "Final Order"), which, in any event, shall have been entered by the Bankruptcy Court no later than 30 days after the entry of the Interim Order, and at the time of the extension of any Additional Credit the Final Order shall be in full force and effect, and shall not have been amended, modified, stayed, reversed, vacated or rescinded in any respect without the prior written consent of the Agent and the Required Lenders; and if either the Interim Order or the Final Order is the subject of a pending appeal in any respect, neither the making of the Loans nor the issuance of any Letter of Credit nor the performance by the Borrower of any of its respective obligations under any of the Loan Documents shall be the subject of a presently effective stay pending appeal.

                  (e) Cash Collateral Order. The Cash Collateral Order shall be in full force and effect and shall not have been amended, modified, stayed, reversed, vacated or rescinded in any respect without the prior written consent of the Agent and the Required Lenders.

                  (f) Payment of Fees. The Borrower shall have paid to the Agent and the Underwriters the then unpaid balance of all accrued and unpaid Fees then payable under and pursuant to this Agreement and the letter referred to in Section 2.18.

                  (g) Amendments to Proposed Plan and Disclosure Statement. Any proposed amendment to the Proposed Plan or the Disclosure Statement to be filed with the Bankruptcy Court shall be satisfactory in form and substance to the Agent and the Underwriters.

The request by the Borrower for, and the acceptance by the Borrower of, each extension of credit hereunder shall be deemed to be a representation and warranty by the Borrower that the conditions specified in this Section have been satisfied or waived at that time.

SECTION 5.   AFFIRMATIVE COVENANTS

        From the date hereof and for so long as any Commitment shall be in effect or any Letter of Credit shall remain outstanding (in a face amount in excess of the amount of cash then held in the relevant Letter of Credit Account, or the face amount of the relevant back-to-back letters of credit delivered, in each case pursuant to Section 2.2(c)), or any amount shall remain outstanding under any Note or unpaid under this Agreement, the Borrower agrees that, unless the Required Lenders shall otherwise consent in writing, it will:

         SECTION 5.1. Financial Statements, Reports, etc. The Borrower shall deliver to the Agent and each of the Fronting Banks and the Lenders (or, in the case of the weekly report delivered pursuant to Section 5.1 (g), deliver to the Agent for distribution to the Fronting Banks and the Lenders):

                  (a) as soon as available and in any event within 90 days after the end of each fiscal year, the Borrower's consolidated balance sheet as of the end of such fiscal year and related consolidated statements of income and cash flows for such fiscal year, setting forth in each case in comparative form the figures for the previous year, the consolidated statement of the Borrower to be audited for the Borrower by independent public accountants of recognized national standing acceptable to the Required Lenders and accompanied by an opinion of such accountants (which shall not be qualified in any material respect other than with respect to the Case);

                  (b) as soon as available and in any event within 45 days after the end of each of the first three fiscal quarters and within 90 days after the end of the fourth fiscal quarter of each fiscal year, the Borrower's consolidated balance sheet as of the end of such quarter and related consolidated statements of income and cash flows for such fiscal quarter, setting forth in each case in comparative form the figures for the corresponding quarter and the corresponding portion of the Borrower's previous fiscal year, together with a comparison of such results to the relevant portion of the Annual Budget, each certified by a Financial Officer as fairly presenting the financial condition and results of operations of the Borrower on a consolidated basis in accordance with GAAP consistently applied, subject to normal year-end audit adjustments;

                  (c) concurrently with any delivery of financial statements under (a) or (b) above, (i) a certificate of a Financial Officer, certifying such statements (A) certifying that no Event of Default or event which upon notice or lapse of time or both would constitute an Event of Default has occurred, or, if such an Event of Default or event has occurred, specifying the nature, the period of existence and extent thereof and any corrective action taken or proposed to be taken with respect thereto and (B) setting forth computations in reasonable detail satisfactory to the Agent demonstrating whether the Borrower was in compliance with the provisions of Sections 6.4, 6.5, 6.9 and 6.10 on the date of such financial statements and (ii) a certificate of such accountants accompanying the audited consolidated financial statements delivered under (a) above certifying that, in the course of the regular audit of the business of the Borrower, such accountants have obtained no knowledge that an Event of Default has occurred and is continuing, or if, in the opinion of such accountants, an Event of Default has occurred and is continuing, specifying the nature thereof and all relevant facts with respect thereto;

                  (d) within 15 Business Days of the end of each fiscal month (or, in the case of the fiscal month ending on November 29, 1997, no later than December 26, 1997), commencing with the fiscal month ending on August 2, 1997, a consolidated balance sheet of the Borrower, related statement of income and cash flows showing the financial condition of the Borrower and the results of operations as of the close of such fiscal month and the then elapsed portion of the fiscal year, setting forth in each case in comparative form the figures for the corresponding month and the corresponding portion of the Borrower's previous fiscal year, together with a comparison of such results to the relevant portion of the Annual Budget;

                  (e) as soon as practicable, and in any event within 45 days of the Closing Date, a pro forma statement of the Borrower's financial condition as of the Filing Date in form, scope and detail reasonably satisfactory to the Agent and the Underwriters;

                  (f) within 45 days after the commencement of each fiscal year, a forecast of the financial condition and results of operations of the Borrower, by month, for the four fiscal quarters commencing with such quarter (the "Annual Budget"), and not later than 45 days after the commencement of each of the first three quarters of each fiscal year of the Borrower, a narrative discussion by management of the Borrower of the financial condition and results of operations of the Borrower for the period covered by the Annual Budget (or the balance of such fiscalyear, as the case may be), and, in the case of the second and third fiscal quarters, a reforecast by month for the balance of such fiscal year in all instances in form, scope and detail satisfactory to the Agent and the Underwriters;

                  (g) on the third Business Day of each week, a flash report reflecting sales and gross margins as of the last Business Day of the preceding week in form, scope and detail reasonably satisfactory to the Agent and the Underwriters;

                  (h) promptly after the same become publicly available, copies of all periodic and other reports, proxy statements and other materials filed by it with the Securities and Exchange Commission, or any Governmental Authority succeeding to any of or all the functions of said commission, or with any national securities exchange, as the case may be;

                  (i) as soon as available and in any event (A) within 30 days after the Borrower or any of its ERISA Affiliates knows or has reason to know that any Termination Event described in clause (i) of the definition of Termination Event with respect to any Single Employer Plan of the Borrower or such ERISA Affiliate has occurred and (B) within 10 days after the Borrower or any of its ERISA Affiliates knows or has reason to know that any other Termination Event with respect to any such Plan has occurred, a statement of a Financial Officer of the Borrower describing such Termination Event and the action, if any, which the Borrower or such ERISA Affiliate proposes to take with respect thereto;

                  (j) promptly and in any event within 10 days after receipt thereof by the Borrower or any of its ERISA Affiliates from the PBGC copies of each notice received by the Borrower or any such ERISA Affiliate of the PBGC's intention to terminate any Single Employer Plan of the Borrower or such ERISA Affiliate or to have a trustee appointed to administer any such Plan;

                  (k) promptly and in any event within 30 days after the filing thereof with the Internal Revenue Service, copies of each Schedule B (Actuarial Information) to the annual report (Form 5500 Series) with respect to each Single Employer Plan of the Borrower or any of its ERISA Affiliates;

                  (l) within 10 days after notice is given or required to be given to the PBGC under Section 302(f)(4)(A) of ERISA of the failure of the Borrower or any of its ERISA Affiliates to make timely payments to a Plan, a copy of any such notice filed and a statement of a Financial Officer of the Borrower setting forth (A) sufficient information necessary to determine the amount of the lien under Section 302(f)(3),
         (B) the reason for the failure to make the required payments and (C) the action, if any, which the Borrower or any of its ERISA Affiliates proposed to take with respect thereto;

                  (m) promptly and in any event within 10 days after receipt thereof by the Borrower or any ERISA Affiliate from a Multiemployer Plan sponsor, a copy of each notice received by the Borrower or any ERISA Affiliate concerning (A) the imposition of Withdrawal Liability by a Multiemployer Plan, (B) the determination that a Multiemployer Plan is, or is expected to be, in reorganization within the meaning of Title IV of ERISA, (C) the termination of a Multiemployer Plan within the meaning of Title IV of ERISA, or (D) the amount of liability incurred, or which may be incurred, by the Borrower or any ERISA Affiliate in connection with any event described in clause (A), (B) or
          (C) above;

                  (n) promptly, from time to time, such other information regarding the operations, business affairs and financial condition of the Borrower, or compliance with the terms of any material loan or financing agreements as the Agent, any Fronting Bank or any Lender may reasonably request; and

                  (o) furnish to the Agent and its counsel and the Underwriters promptly after the same is available, copies of all pleadings, motions, applications, judicial information, financial information and other documents filed by or on behalf of the Borrower with the Bankruptcy Court in the Case, or distributed by or on behalf of the Borrower to any official committee appointed in the Case.

         SECTION 5.2. Corporate Existence. Do or cause to be done all things necessary to preserve, renew and keep in full force and effect its corporate existence, material rights, licenses, permits and franchises and comply in all material respects with all laws and regulations applicable to it.

         SECTION 5.3. Insurance. (a) Keep its material properties insured at all times with financially sound and reputable insurance companies, against such risks as is customary with companies of the same or similar size in the same or similar businesses; provided, that such insurance shall (i) insure the property of the Borrower (other than motor vehicles) against all risk of physical damage including, without limitation, loss by fire, explosion, theft and such other casualties as may be reasonably satisfactory to the Agent, but in no event in an amount less than the replacement cost value thereof, and (ii) insure the Borrower, the Agent and the Lenders against comprehensive general and automobile liability in an amount not less than $1,000,000 per occurrence under primary insurance policies, with not less than $45,000,000 per occurrence coverage under umbrella insurance policies for personal injury, bodily injury and property damage relating to the Borrower's property and operations, such policies to be in such form and amounts and having such coverage as may be reasonably satisfactory to the Agent. All such insurance shall, within twenty days after the Closing Date (i) contain a breach of warranty clause in favor of the Agent and the Lenders in all physical damage insurance policies and have a severability of interest clause in all liability insurance policies, (ii) provide that no cancellation, material reduction in amount or material change in coverage thereof shall be effective until at least 30 days after written notice to the

Agent thereof, (iii) name the Agent as loss payee for physical damage insurance with respect to property as to which a Lien has been granted, with the right to adjust the same (provided, that with respect to property to which a Lien permitted hereunder has been granted to another creditor, such other creditor may also be named as loss payee, with payment to be made as their interests may appear) and name the Agent and the Lenders as additional insureds for liability insurance, with the Agent having the right to adjust the same, (iv) state that neither the Agent nor the Lenders shall be responsible for premiums, commissions, club calls, assessments or advances, (v) contain a waiver of all rights of set-off, counterclaim, deduction or subrogation against the Agent and the Lenders and (vi) be reasonably satisfactory in all other respects (including deductibles) to the Agent with respect to physical damage exposures.

         (b) The Borrower will furnish to the Agent, on or prior to the date which is twenty days after the Closing Date, a schedule, a copy of which is annexed as Schedule 5.3, describing all insurance maintained by the Borrower, which schedule shall set forth, for each insurance policy, the policy number, the scope of coverage, the policy limits and deductibles, the insurer (and reinsurers, if applicable) and the expiration date.

         (c) The Borrower will furnish to the Agent, original certificates of insurance complying with the requirements of this Section set forth above and containing signatures of duly authorized representatives of the insurer, on or prior to the date which is twenty days after the Closing Date and at all times prior to policy termination, cessation or cancellation.

         (d) The Borrower shall maintain such other insurance or self insurance as may be required by law.

         SECTION 5.4. Obligations and Taxes. Pay all its material obligations arising after the Filing Date promptly and in accordance with their terms and pay and discharge promptly all material taxes, assessments and governmental charges or levies imposed upon it or upon its income or profits or in respect of its property arising after the Filing Date, before the same shall become in default, as well as all material lawful claims for labor, materials and supplies or otherwise arising after the Filing Date which, if unpaid, might become a Lien or charge upon such properties or any part thereof; provided, that the Borrower shall not be required to pay and discharge or to cause to be paid and discharged any such tax, assessment, charge, levy or claim so long as the validity or amount thereof shall be contested in good faith by appropriate proceedings (if the Borrower shall have set aside on its books adequate reserves therefor).

          SECTION 5.5. Notice of Event of Default, etc. Promptly give to the Agent notice in writing of any Event of Default or the occurrence of any event or circumstance which with the passage of time or giving of notice or both would constitute an Event of Default.

         SECTION 5.6. Access to Books and Records. Maintain or cause to be maintained at all times true and complete books and records of the financial operations of the Borrower; and provide the Agent and its representatives access to all such books and records during regular business hours, in order that the Agent may examine and make abstracts from such books, accounts, records and other papers for the purpose of verifying the accuracy of the various reports delivered by the Borrower to the Agent, the Fronting Banks or the Lenders pursuant to this Agreement or for otherwise ascertaining compliance with this Agreement; and at any reasonable time and from time to time during regular business hours, upon reasonable notice, permit the Agent and any agents or representatives (including, without limitation, appraisers) thereof to visit the properties of the Borrower and to conduct examinations of and to monitor the Collateral held by the Agent and the Fronting Banks.

         SECTION 5.7. Business Plan. As soon as practicable, furnish to the Lenders and the Fronting Banks all material modifications to the Business Plan, and make its senior officers available to discuss the same with the Agent and its advisors upon the Agent's reasonable request.

         SECTION 5.8. Maintenance of Concentration and Other Accounts. Continue to maintain (a) all of its significant operating accounts and demand deposit accounts used for paying and receiving purposes in the ordinary course of business and (b) its concentration accounts with the financial institutions where such accounts are presently located (or at such other financial institutions acceptable to the Agent).

         SECTION 5.9.  Customer Charge Sales.         Continue  to  maintain   a
"Project Card" and commercial credit receivables sales and administration program with the Credit Card Banks pursuant to the GE Credit Program Documents or a similar program (it being understood that a program shall not be deemed to be dissimilar solely by virtue of the fact that the Borrower shall act as the administrator or "servicer" of the receivables thereunder) with another Person, in each case on terms and conditions which are, in the aggregate, not materially less favorable to the Borrower nor materially more restrictive than those provided for in the GE Credit Program Documents as in effect on the Closing Date (except for changes in such terms and conditions which are acceptable to the Agent and the Required Lenders in their judgment reasonably exercised).

         SECTION 5.10 Lender Meetings. From time to time as requested by the Agent or the Required Lenders, participate, and cause the chief financial officer to be available for and to participate in, a meeting of the Agent and the Lenders to be held, at reasonable intervals, at locations and at times requested by the Agent and the Required Lenders and reasonably satisfactory to the Borrower.

         SECTION 5.11. After-Acquired Properties. If the Borrower acquires any interest in any real property including without limitation a leasehold interest (each such property or interest, an "After-Acquired Property"), promptly, but in any event within 30 days, provide written notice thereof to the Agent, setting forth with specificity a description of such property or interest acquired, the location of the interest, any structures or improvements thereon and an appraisal or its good faith estimate of the current fair market value of such property or interest. The Agent shall provide notice to the Borrower of whether it intends to direct the Borrower (and, if requested by the Majority Lenders, the Agent shall direct the Borrower) to grant and record a mortgage or deed of trust on such After-Acquired Property. In such event, the Borrower shall promptly execute and deliver to the Agent a mortgage or deed of trust substantially in the form of Exhibits G-1 and G-2 to the Existing Credit Agreement, respectively (with such changes as may be deemed appropriate by the Agent's local real estate counsel for the state in question), together with such other documents or instruments as the Agent shall reasonably require, including (without limitation) a Title Policy, a Survey, a Phase I environmental report and an opinion of the Agent's local real estate counsel. The Borrower shall pay all reasonable fees and expenses, including attorneys' fees and expenses or the allocated charges and premiums, in connection with its obligation under this Section. If at any time after the date hereof, any existing Lien or sale-leaseback arrangement which prevents the further mortgaging of any real property of the Borrower, shall for any reason no longer prevent such further mortgaging, then such property shall also be deemed an After-Acquired Property for purposes of this Section.

SECTION 6.  NEGATIVE COVENANTS

         From the date hereof and for so long as any Commitment shall be in effect or any Letter of Credit shall remain outstanding (in a face amount in excess of the amount of cash then held in the relevant Letter of Credit Account, or the face amount of the relevant back-to-back letters of credit delivered, in each case pursuant to Section 2.2(c)) or any amount shall remain outstanding under any Note or unpaid under this Agreement, unless the Required Lenders shall otherwise consent in writing, the Borrower will not (and will not apply to the Bankruptcy Court for authority to):

         SECTION 6.1. Liens. Incur, create, assume or suffer to exist any Lien on any asset now owned or hereafter acquired by the Borrower, other than
(i) Liens which were existing on the Filing Date as reflected on Schedule 3.6 hereto and other Liens incurred in accordance with the Existing Credit Agreement which are to be set forth on Schedule 3.6 within 20 days, Liens of the same type as (and no more extensive than) those granted pursuant to the GE Credit Program Documents in favor of another Person replacing the Credit Card Banks in providing the Borrower's "Project Card" and commercial credit receivables sales and administration program in accordance with Section 5.9 and Liens granted pursuant to the Existing Agreements; (ii) Liens in favor of the Existing Lenders granted as adequate protection pursuant to the Orders or the Cash Collateral Order, which Liens are junior to the Liens contemplated hereby in favor of the Agent and the Lenders; provided, that the Interim Order and the Final Order provide that the holder of such junior Liens shall not be permitted to take any action to foreclose with respect to, or otherwise realize upon, such junior Liens so long as any amounts shall remain outstanding hereunder or under the Notes or any Commitment shall be in effect; (iii) Permitted Liens; and (iv) Liens in favor of the Agent and the Lenders and the Fronting Banks.

         SECTION 6.2. Merger, etc. Consolidate or merge with or into another Person.

         SECTION 6.3. Capital Expenditures. Contract, create, incur, assume or suffer to exist any Debt, except for (i) Debt under this Agreement, (ii) Debt incurred prior to the Filing Date (including Debt outstanding under Capitalized Leases as in effect on the Filing Date), (iii) Debt incurred subsequent to the Filing Date- secured by purchase money Liens (exclusive of Debt outstanding under Capitalized Leases) in an aggregate amount not to exceed $5,000,000, (iv) Debt outstanding under Capitalized Leases entered into after the Filing Date to the extent permitted by Section 6.4, (v) Debt arising from Investments that are permitted hereunder, and (vi) Debt incurred under the GE Credit Program Documents and any other agreements permitted under Section 5.9.

         SECTION 6.4  Capital Expenditures.   Directly or indirectly,  make  an
expenditures or incur any obligations for fixed or capital assets (including, but not limited to (x) payments on account of any mortgages, Liens or security interests permitted pursuant to Section 6.1 (iii), but only to the extent covered by clause (v) of the definition of Permitted Liens and (y) goodwill associated with any permitted capital expenditure that would otherwise constitute an Investment, and the Borrower will not incur any obligations in respect of capital leases, in excess in the aggregate for the Borrower and its Subsidiary for all such expenditures and obligations, during the fiscal year ending November 1997 of $69,000,000 or of the following amounts during each of the fiscal quarters set forth below:

                          Fiscal Quarter Ending                     Total Amount
                          ---------------------                    -------------
                          February 1998                              $21,000,000

                          May 1998                                   $17,000,000

provided, that if the aggregate amount of all Dual Path Capital Expenditures or all other capital expenditures during any fiscal period of the Borrower set forth above (after the application of all Dual Path Capital Expenditures or other capital expenditures, respectively, during such fiscal period, first to amounts available for such purposes for such fiscal period pursuant to the operation of this proviso) shall be less than the respective amounts set forth in the table below for such fiscal period, then the amount of the capital expenditures for the immediately succeeding fiscal period shall be increased by an amount equal to the unutilized portion of Dual Path Capital Expenditures for such prior fiscal period and, in the case of all other capital expenditures, by an amount equal to the lesser of (x) an amount equal to such unutilized portion and (y) 50% of the amount of capital expenditures for such prior fiscal period.

                                    Dual Path
                                     Capital
         Period                    Expenditures               Other
         ---------------------     ------------               -----------
         Fiscal Year ending
         November 1997             $36,800,000                $32,200,000

         Fiscal Quarter ending
         February 1998             $15,800,000                $ 5,200,000

         Fiscal Quarter ending
         May 1998                  $ 9,700,000                $ 7,300,000

             In the event that the Borrower shall sell (or has sold), or shall receive (or has received) insurance proceeds in connection with the destruction of, a fixed or capital asset owned by it and shall, within six months after the sale or 24 months after the destruction of such fixed or capital asset, purchase or enter into a capital lease with respect to a substantially similar fixed or capital asset as a replacement for such sold or destroyed fixed or capital asset, then for purposes of determining compliance with this Section, only that portion of the purchase price or Capitalized Lease obligation paid, incurred or accrued by the Borrower for such replacement fixed or capital asset in excess of the sale price or insurance proceeds, as the case may be, of the sold or destroyed similar fixed or capital asset shall be used in determining such compliance with this Section.

             Notwithstanding anything to the contrary contained in this Section, there shall be excluded from the determination of the amount of capital expenditures made in any fiscal period, capital expenditures made during any such fiscal period to the extent of an amount equal to the net cash proceeds received during such fiscal period from any Permitted Pad Sales of real property acquired by the Borrower. For purposes of this Section, (i) all obligations incurred under a Capitalized Lease shall be deemed(a) to have been incurred on the date of execution of such lease and (ii) the amount of obligations incurred with respect to a Capitalized Lease on such date of execution of the lease shall be the capitalized amount thereof determined in accordance with GAAP.

         SECTION 6.5.  EBITDA.          Permit cumulative EBITDA for each period
commencing on June 1, 1997 and ending on the quarterly dates listed below to be less than the amount specified opposite such period:

           Fiscal Quarter Ending                       EBITDA
           ---------------------                     -----------
              August 1997                            $15,700,000
             November 1997                           $25,300,000
             February 1998                           $27,900,000
               May 1998                              $47,400,000

         SECTION 6.6. Chapter 11 Claims. Incur, create, assume, suffer to exist or permit any other Super-Priority Claim which is pari passu with or senior to the claims of the Agent and the Lenders and the Fronting Banks hereunder, except for the Carve-Out.

         SECTION 6.7. Dividends; Capital Stock. Declare or pay, directly or indirectly, any dividends or make any other distribution or payment, whether in cash, property, securities or a combination thereof, with respect to (whether by reduction of capital or otherwise) any shares of capital stock (or any options, warrants, rights or other equity securities or agreements relating to any capital stock), or set apart any sum for the aforesaid purposes.

         SECTION 6.8.  Transactions with Affiliates.        Sell or transfer any
property or assets to, or otherwise engage in any other transactions with, any of its Affiliates other than in the ordinary course of business at prices and on terms and conditions not less favorable to the Borrower than could be obtained on an arm's-length basis from unrelated third parties.

         SECTION 6.9.  Investments, Loans and Advances.       Purchase,  hold or
acquire any capital stock, evidences of Debt or other securities of, make or permit to exist any loans or advances to, or make or permit to exist any investment in, any other Person by the Borrower or Lumberjack (all of the foregoing, "Investments"), except, in the case of the Borrower, for (i) the ownership by the Borrower of Lumberjack as in effect on the Filing Date, (ii) Temporary Cash Investments, and (iii) existing Investments set forth on Schedule 6.9.

         SECTION 6.10. Disposition of Assets. Sell or otherwise dispose of any assets (including, without limitation, the capital stock of Lumberjack), except for (i) sales of inventory, fixtures and equipment in the ordinary course of business for fair value and sales of customer receivables pursuant to the GE Credit Program Documents or any similar program entered into in accordance with
Section 5.9, (ii) sales of closed stores, sales of inventory located at such closed stores and sales or other dispositions of assets related thereto, including (without limitation) sales listed on Schedule 6.10 and Permitted Pad Sales, in each case to the extent such sales or dispositions are for fair value for cash and the Net Cash Proceeds thereof are applied to the repayment of the Debt secured thereby, and (iii) sales or other dispositions of assets having a fair market value not exceeding $2,000,000 in the aggregate.

         SECTION 6.11. Nature of Business. Modify or alter in any material manner the nature and type of its business as conducted at or prior to the Filing Date or the manner in which such business is conducted (except as required by the Bankruptcy Code).

         SECTION 6.12.  Accounting Changes.   Make any significant change in its
accounting treatment or financial reporting practices except as required by GAAP or change its fiscal year or the method of determining its fiscal quarter ends.

         SECTION 6.13. Sale/Lease-Backs. Enter into any arrangements, directly or indirectly, with any Person, whereby the Borrower shall sell or transfer any property, whether now owned or hereafter acquired, used or useful in its business, in connection with the rental or lease of the property so sold or transferred.

         SECTION 6.14. Environmental Matters. (a) Use, generate, manufacture, produce, store, release, discharge or dispose of on, under or about any real property owned or leased (other than any such leased property which constitutes a minor part of a larger piece of property over which the Borrower has any control (such as a lease of a small number of parking places in a large parking lot)) by the Borrower (all such owned or leased real property, being hereinafter called the "Property"), or transport to or from the Property, any Hazardous Substance, or (to the extent within the Borrower's control) permit any other Person to do so, where such could reasonably be expected to have a material adverse effect on the business, operations, condition (financial or otherwise), assets or prospects of the Borrower.

                  (b) The Borrower shall keep and maintain the Property in compliance with any Environmental Law (as defined below) where the failure to do so could reasonably be expected to have a materially adverse effect on the business, operations, condition (financial or otherwise), assets or prospects of the Borrower.

                  (c) In the event that any investigation, site monitoring, containment, cleanup, removal, restoration or other remedial work of any kind or nature (the "Remedial Work") with respect to any portion of the Property is required to be performed by the Borrower under any applicable local, state or federal law or regulation, any judicial order, or by any Governmental Authority or any other Person because of, or in connection with, any current or future presence, suspected presence, release or suspected release of a Hazardous Substance in or into the air, soil, groundwater or surface water at, on, under or within the Property (or any portion thereof) which could reasonably be expected to have a materially adverse effect on the business, operations, condition (financial or otherwise), assets or prospects of the Borrower, the Borrower (i) shall promptly notify the Agent in writing, (ii) shall, as soon as practicable, commence and thereafter diligently prosecute to completion, all such Remedial Work and (iii) shall provide the Agent with the results of such investigations, studies and samplings as may be requested by the Agent.

                  (d) The Borrower will defend, indemnify and hold harmless the Agent, and the Lenders, and their respective employees, agents, officers and directors, from and against any claims, demands, penalties, fines, liabilities, settlements, damages, costs and expenses of whatever kind or nature known or unknown, contingent or otherwise, arising out of, or in any way relating to the violation of, noncompliance with or liability under any Environmental Law applicable to the operations of the Borrower or the Property, or any orders, requirements or demands of Governmental Authorities or any other Person related thereto, including, without limitation, attorneys' and consultants' fees, investigation and laboratory fees, response costs, court costs and litigation expenses, except to the extent that any of the foregoing arise solely out of the gross negligence or willful misconduct of the party seeking indemnification therefor, as determined by a final order or judgment of a court of competent jurisdiction. This indemnity shall continue in full force and effect regardless of the termination of this Agreement and the payment and performance of the Obligations.

                  (e) As used herein, (i) "Environmental Law" means any federal, state or local law, statute, ordinance, or regulation now or hereafter in effect pertaining to health, safety, industrial hygiene, or environmental conditions, including, without limitation, regulations promulgated under the Resource Conservation and Recovery Act (42 U.S.C. ss.ss. 6901 et seq.) and (ii) the term "Hazardous Substance" means those substances included within the definitions of "hazardous substances", "hazardous materials", "toxic substances" or "solid waste" under the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended, 42 U.S.C. ss.9601 et seq., the Resource Conservation and Recovery Act of 1976, 42 U.S.C. ss.6901 et seq. and the Hazardous Materials Transportation Act, 49 U.S.C. ss.1801 et seq., the Toxic Substance Control Act, 15 U.S.C. ss.2601 et seq., the Clean Water Act, 33 U.S.C. ss.1251 et seq., and the Clean Air Act, 42 U.S.C. ss.7401 et seq. and in the regulations promulgated pursuant to said laws, and such other substances, materials and wastes which are or become regulated under applicable local, state or federal law, or which are classified as hazardous or toxic under federal, state, or local laws or regulations or any other substance which may give rise to liability under any Environmental Laws.

                  (f) In the event the Agent determines that any representation hereunder may be incorrect or that the Borrower has failed to comply with any covenant under this Section in any material respect, the Borrower upon request shall undertake such investigations, studies, samplings and testings relative to Hazardous Substance at the property in question as the Agent may request.

         SECTION 7.   EVENTS OF DEFAULT

         SECTION 7.1.  Events of Default.    In the case of the happening of any
of the following events and the continuance thereof beyond the applicable period of grace if any (each, an "Event of Default"):

                  (a) any material representation or warranty made by the Borrower in this Agreement or in any other Loan Document or in connection with this Agreement or with the execution and delivery of the Notes or any of the other Loan Documents or the credit extensions hereunder or any material statement or representation made in any report, financial statement, certificate or other document furnished by the Borrower to the Agent, the Lenders or the Fronting Banks under or in connection with this Agreement or any of the other Loan Documents, shall prove to have been false or misleading in any material respect when made or delivered; or

                  (b) default shall be made in the payment of any principal of or interest on the Loans or any other amounts payable by the Borrower hereunder (including, without limitation, any Fees or reimbursement or cash collateralization obligations in respect of Letters of Credit), when and as the same shall become due and payable, whether at the due date thereof (including, without limitation, the Prepayment Date) or at a date fixed for prepayment thereof or by acceleration thereof or otherwise; or

                  (c) default shall be made by the Borrower in the due observance or performance of any covenant, condition or agreement contained in
Section 6 (and such default shall continue unremedied (x) after notice to the Borrower in the case of Section 6.10 and (y) for more than five (5) days after notice to the Borrower in the case of Sections 5.11, 6.13 and 6.14); or

                  (d) default shall be made by the Borrower in the due observance or performance of any other covenant, condition or agreement to be observed or performed pursuant to the terms of this Agreement or any of the other Loan Documents and such default shall continue unremedied for more than ten (10) days (or such default shall continue unremedied for more than thirty
(30) days in the case of Sections 5.2 and 5.4) or

                  (e) the Case shall be dismissed or converted to a case under Chapter 7 of the Bankruptcy Code, a trustee under Chapter 7 or Chapter 11 of the Bankruptcy Code shall be appointed in the Case and the order appointing such trustee shall not be reversed or vacated within 30 days after the entry thereof; or an application shall be filed by the Borrower for the approval of any other Super-Priority Claim (other than the Carve-Out) in the Case which is pari passu with or senior to the claims of the Agent, the Fronting Banks and the Lenders against the Borrower hereunder, or there shall arise or be granted any such pari passu or senior Super-Priority Claim; or

                  (f) the Bankruptcy Court shall enter an order or orders granting relief from the automatic stay applicable under Section 362 of the Bankruptcy Code to the holder or holders of any security interest to permit foreclosure (or the granting of a deed in lieu of foreclosure or the like) on any assets of the Borrower which have a value in excess of $500,000 in the aggregate; or

                  (g)      a Change of Control shall have occurred; or

                  (h) any material provision of any Loan Document shall, for any reason, cease to be valid and binding on the Borrower, or the Borrower shall so assert in any pleading filed in any court; or

                  (i) an order of the Bankruptcy Court shall be entered in the Case appointing an examiner with enlarged powers relating to the operation of the business of the Borrower (i.e., powers beyond those set forth in Section 1106(a)(3) and (4) of the Bankruptcy Code) under Section 1106(b) of the Bankruptcy Code and such order shall not be reversed or vacated within 30 days after the entry thereof; or

                  (j) an order of the Bankruptcy Court shall be entered (i) reversing, amending, supplementing, staying for a period in excess of 10 days, vacating or otherwise modifying either of the Orders (without the prior written consent of the Agent and the Required Lenders) or (ii) terminating the use of cash collateral by the Borrower pursuant to the Cash Collateral Order; or

                  (k) any judgment or order as to a post-petition liability or Debt for the payment of money in excess of $1,000,000 shall be rendered against the Borrower and the enforcement thereof shall not be subject to the automatic stay or any other applicable stay; or

                  (l) any non-monetary judgment or order with respect to a post-petition event shall be rendered against the Borrower which does or would reasonably be expected to (i) cause a material adverse change in the financial condition, business, prospects, operations or assets of the Borrower, (ii) have a material adverse effect on the ability of the Borrower to perform its obligations under any Loan Document, or (iii) have a material adverse effect on the rights and remedies of the Agent, the Fronting Banks or any Lender under any Loan Document, and there shall be any period of 10 consecutive days during which a stay of enforcement of such judgment or order, by reason of a pending appeal or otherwise, shall not be in effect; or

                  (m) the Borrower shall make any Pre-Petition Payments other than as permitted under the Orders or the Cash Collateral Order to the extent authorized by the Bankruptcy Court; or

                  (n) any Termination Event described in clauses (iii) or (iv) of the definition of such term shall have occurred and shall continue unremedied for more than 10 days and the sum (determined as of the date of occurrence of such Termination Event) of the Insufficiency of the Plan in respect of which such Termination Event shall have occurred and be continuing and the Insufficiency of any and all other Plans with respect to which such a Termination Event (described in such clauses (iii) or (iv)) shall have occurred and then exist is equal to or greater than $3,000,000; or

                  (o) (i) the Borrower or any ERISA Affiliate thereof shall have been notified by the sponsor of a Multiemployer Plan that it has incurred Withdrawal Liability to such Multiemployer Plan, (ii) the Borrower or such ERISA Affiliate does not have reasonable grounds to contest such Withdrawal Liability and is not in fact contesting such Withdrawal Liability in a timely and appropriate manner, and (iii) the amount of such Withdrawal Liability specified in such notice, when aggregated  with all other amounts  required to be paid to
Multiemployer Plans in connection with Withdrawal Liabilities (determined as of the date of such notification), exceeds $5,000,000 or requires payments exceeding $500,000 per annum in excess of the annual payments made with respect to such MultiEmployer Plans by the Borrower or such ERISA Affiliate for the plan year immediately preceding the plan year in which such notification is received; or
                  (p) the Borrower or any ERISA Affiliate thereof shall have been notified by the sponsor of a Multiemployer Plan that such Multiemployer Plan is in reorganization or is being terminated, within the meaning of Title IV of ERISA, if as a result of such reorganization or termination the aggregate annual contributions of the Borrower and its ERISA Affiliates to all Multiemployer Plans that are then in reorganization or being terminated have been or will be increased over the amounts contributed to such Multiemployer Plans for the plan years that include the date hereof by an amount exceeding $2,000,000; or

                  (q) the Borrower or any ERISA Affiliate shall have committed a failure described in Section 302(f)(1) of ERISA (other than the failure to make any contribution accrued and unpaid as of the Filing Date) and the amount determined under Section 302(f)(3) of ERISA is equal to or greater than $2,000,000; or

                  (r) it shall be determined (whether by the Bankruptcy Court or by any other judicial or administrative forum) that the Borrower is liable for the payment of claims arising out of any failure to comply (or to have complied) with applicable environmental laws or regulations, the payment of which will have a material adverse effect on the financial condition, business, properties, operations or assets of the Borrower;

then, and in every such event and at any time thereafter during the continuance of such event, and without further order of or application to the Bankruptcy Court, the Agent may, and at the request of the Required Lenders shall, by notice to the Borrower (with a copy to counsel for the Official Creditors' Committee appointed in the Case and to the United States Trustee for the Western District of Missouri), take one or more of the following actions, at the same or different times (provided, that with respect to clause (iv) below and the enforcement of Liens or other remedies with respect to the Collateral under clause (v) below, the Agent shall provide the Borrower (with a copy to counsel for the Official Creditors' Committee appointed in the Case and to the United States Trustee for the Western District of Missouri) with five (5) Business Days' written notice prior to taking the action contemplated thereby and provided, further, that upon receipt of notice referred to in the immediately preceding clause with respect to the accounts referred to in clause (iv) below, the Borrower may continue to make ordinary course disbursements from such accounts (other than the Letter of Credit Accounts) but may not withdraw or disburse any other amounts from such accounts): (i) terminate forthwith the Total Commitment; (ii) declare the Loans then outstanding to be forthwith due and payable, whereupon the principal of the Loans, together with accrued interest thereon and any unpaid accrued Fees and all other liabilities of the Borrower accrued hereunder and under any other Loan

Document, shall become forthwith due and payable, without presentment, demand, protest or any other notice of any kind, all of which are hereby expressly waived by the Borrower, anything contained herein or in any other Loan Document to the contrary notwithstanding; (iii) require the Borrower upon demand to forthwith deposit in the respective Letter of Credit Accounts cash in the respective amounts equal to the sum of 105% of the then outstanding Standby and Documentary Letters of Credit and, to the extent the Borrower shall fail to furnish such funds as demanded by the Agent, the Agent shall be authorized to debit or cause to be debited the account of the Borrower maintained with the Agent, any Fronting Bank or any Lender in such amount; (iv) set-off or request to be set-off amounts in the Letter of Credit Accounts or any other accounts maintained with the Agent, any Fronting Bank or any Lender and apply or cause such amounts to be applied to the obligations of the Borrower hereunder and under the other Loan Documents; and (v) exercise any and all remedies under the Loan Documents and under applicable law available to the Agent, the Fronting Banks and the Lenders. In the case of any exercise of the right of set-off with respect to Letter of Credit Accounts, such right may be exercised only to pay unreimbursed draws under, and unpaid fees, costs and expenses incurred in connection with, any Letters of Credit issued by the Fronting Bank in the name of which Fronting Bank such Letter of Credit Account is maintained, except to the extent that the balance of a Letter of Credit Account exceeds 105% of the Letter of Credit Outstanding that pertain to such Letter of Credit Account. Any such excess amount may be applied to other Obligations.

         SECTION 8. THE AGENT

         SECTION 8.1. Administration by Agent. The general administration of the Loan Documents shall be by the Agent. Each Lender hereby irrevocably authorizes the Agent, at its discretion, to take or refrain from taking such actions as agent on its behalf and to exercise or refrain from exercising such powers under this Agreement, the Notes and the other Loan Documents as are delegated by the terms hereof or thereof, as appropriate, together with all powers reasonably incidental thereto (including the release of Collateral in connection with any transaction that is expressly permitted by the Loan Documents). The Agent shall have no duties or responsibilities except as set forth in this Agreement and the remaining Loan Documents.

         SECTION 8.2.  Advances and Payments.

                  (a) On the date of each Loan, the Agent shall be authorized (but not obligated, except pursuant to Section 2.2(g)) to advance, for the account of each of the Lenders, the amount of the Loan to be made by it in accordance with its Commitment hereunder. Should the Agent do so, each of the Lenders agrees forthwith to reimburse the Agent in immediately available funds for the amount so advanced on its behalf by the Agent, together with interest at the Federal Funds Rate if not so reimbursed on the date due from and including such date but not including the date of reimbursement.

                  (b) Any amounts received by the Agent in connection with this Agreement or the Notes (other than amounts to which the Agent is entitled pursuant to Sections 2.18, 8.6, 9.5 and 9.6), the application of which is not otherwise provided for in this Agreement shall be applied, first, in accordance with each Lender's Commitment Percentage to pay accrued but unpaid Commitment Fees or Letter of Credit Fees, and second, in accordance with each Lender's Commitment Percentage to pay accrued but unpaid interest on, and the principal balance outstanding of, each Note and all unreimbursed Letter of Credit drawings. All amounts to be paid to a Lender by the Agent shall be credited to that Lender, after collection by the Agent, in immediately available funds either by wire transfer or deposit in that Lender's correspondent account with the Agent, as such Lender and the Agent shall from time to time agree.

         SECTION 8.3. Sharing of Setoffs. Each Lender agrees that if it shall, through the exercise of a right of banker's lien, setoff or counterclaim against the Borrower, including, but not limited to, a secured claim under Section 506 of the Bankruptcy Code or other security or interest arising from, or in lieu of, such secured claim and received by such Lender under any applicable bankruptcy, insolvency or other similar law, or otherwise, obtain payment in respect of its Obligations as a result of which the unpaid portion of the principal amount of its Obligations is proportionately less than the unpaid portion of the principal amount of the Obligations of any other Lender: (a) it shall promptly purchase, at par (and shall be deemed to have thereupon purchased), from such other Lender, a participation in the Obligations of such other Lender, so that the aggregate unpaid principal amount of each Lender's Obligations and its participation in Obligations of the other Lenders shall be in the same proportion to the aggregate unpaid principal amount of all Obligations then outstanding as the principal amount of its Obligations prior to the obtaining of such payment was to the principal amount of all Obligations outstanding prior to the obtaining of such payment and (b) such other adjustments shall be made from time to time as shall be equitable to ensure that the Lenders share such payment pro rata; provided, that if any such non-pro rata payment is thereafter recovered or otherwise set aside such purchase of participations shall be rescinded (without interest) and provided further that all references to "Obligations" in this Section shall mean all Obligations other than pursuant to Sections 2.14, 2.18, 8.6, 9.5 and 9.6 and any incremental Obligations arising pursuant to Section 2.15. The Borrower expressly consents to the foregoing arrangements and agrees that any Lender holding (or deemed to be holding) a participation in the unpaid principal amount of an Obligation may exercise any and all rights of banker's lien, setoff (subject, in each case, to the same notice requirements as pertain to clause (iv) of the remedial provisions of Section 7.1) or counterclaim with respect to any and all moneys owing by the Borrower to such Lender, as fully as if such Lender held a Note and was the original obligee thereon, in the amount of such participation.

         SECTION 8.4.  Agreement of Required Lenders.          Upon any occasion
requiring or permitting an approval, consent, waiver, election or other action on the part of the Required Lenders, action shall be taken by the Agent for and on behalf or for the benefit of all Lenders upon the direction of the Required Lenders, and any such action shall be binding on all Lenders.

         SECTION 8.5.  Liability of Agent.

                  (a) The Agent, when acting on behalf of the Lenders, may execute any of its respective duties under this Agreement by or through any of its respective officers, agents, and employees, and neither the Agent nor its directors, officers, agents, employees or Affiliates shall be liable to the Lenders or any of them for any action taken or omitted to be taken in good faith, or be responsible to the Lenders or to any of them for the consequences of any oversight or error of judgment, or for any loss, unless the same shall happen through its gross negligence or willful misconduct. The Agent and its respective directors, officers, agents, employees and Affiliates shall in no event be liable to the Lenders or to any of them for any action taken or omitted to be taken by them pursuant to instructions received by them from the Required Lenders or in reliance upon the advice of counsel selected by it. Without limiting the foregoing, neither the Agent, nor any of its respective directors, officers, employees, agents or Affiliates shall be responsible to any Lender for the due execution, validity, genuineness, effectiveness, sufficiency, or enforceability of, or for any statement, warranty, or representation in, this Agreement, any other Loan Document or any related agreement, document or order, or shall be required to ascertain or to make any inquiry concerning the performance or observance by the Borrower of any of the terms, conditions, covenants, or agreements of this Agreement or any of the Loan Documents.

                  (b) Neither the Agent nor any of its respective directors, officers, employees, agents or Affiliates shall have any responsibility to the Borrower on account of the failure or delay in performance or breach by any Lender or by the Borrower of any of its Obligations under this Agreement or the Notes or any of the other Loan Documents or in connection herewith or therewith.

                  (c) The Agent, in its capacity as Agent hereunder, shall be entitled to rely on any communication, instrument, or document reasonably believed by the Agent to be genuine or correct and to have been signed or sent by a person or persons believed by the Agent to be the proper person or persons, and the Agent shall be entitled to rely on advice of legal counsel, independent public accountants, and other professional advisers and experts selected by the Agent.

         SECTION 8.6.  Reimbursement and Indemnification.    Each Lender  agrees
(i) to reimburse (x) the Agent and the Fronting Banks for such Lender's Commitment Percentage of any expenses and fees incurred by the Agent or the Fronting Banks (as the case may be) for the benefit of the Lenders under or in connection with this Agreement, the Notes and any of the Loan Documents including, without limitation, counsel fees and compensation of agents and employees paid for services rendered on behalf of the Lenders, and any other expense incurred in connection with the operations or enforcement hereof or thereof not reimbursed by the Borrower and (y) the Agent and the Fronting Banks for such Lender's Commitment Percentage of any expenses of the Agent or the Fronting Banks (as the case may be) incurred for the benefit of the Lenders that the Borrower has agreed to reimburse pursuant to Section 9.5 and has failed so to reimburse and (ii) to indemnify and hold harmless the Agent and the Fronting Banks and any of their respective directors, officers, employees, agents or Affiliates, on demand, in the amount of its Commitment Percentage, from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses, or disbursements of any kind or nature whatsoever which may be imposed on, incurred by, or asserted against any of them in any way relating to or arising out of this Agreement, the Notes or any of the other Loan Documents or any action taken or omitted by it or any of them under this Agreement, the Notes or any of the other Loan Documents to the extent not reimbursed by the Borrower (except such as shall result from their respective gross negligence or willful misconduct).

         SECTION 8.7. Rights of Agent. It is understood and agreed that CIBC shall have the same rights and powers hereunder (including the right to give such instructions) as the other Lenders and may exercise such rights and powers, as well as its rights and powers under other agreements and instruments to which it is or may be party, and engage in other transactions with the Borrower, as though it were not the Agent of the Lenders under this Agreement.

         SECTION 8.8. Independent Lenders. Each Lender acknowledges that it has decided to enter into this Agreement and to make the Loans hereunder based on its own analysis of the transactions contemplated hereby and of the creditworthiness of the Borrower and agrees that the Agent shall bear no responsibility therefor.

         SECTION 8.9. Notice of Transfer. The Agent may deem and treat a Lender party to this Agreement as the owner of such Lender's portion of the Loans for all purposes, unless and until a written notice of the assignment or transfer thereof executed by such Lender in accordance with Section 9.3 shall have been received by the Agent.

         SECTION 8.10. Successor Agent. The Agent may resign at any time by giving written notice thereof to the Lenders and the Borrower. Upon any such resignation, the Required Lenders shall have the right to appoint a successor Agent, which shall be reasonably satisfactory to the Borrower. If no successor Agent shall have been so appointed by the Required Lenders and shall have accepted such appointment, within 30 days after the retiring Agent's giving of notice of resignation, the retiring Agent may, on behalf of the Lenders, appoint a successor Agent, which shall be a commercial bank organized under the laws of the United States of America or of any State thereof and having a combined capital and surplus of a least $100,000,000, which shall be reasonably satisfactory to the Borrower. Upon the acceptance of any appointment as Agent hereunder by a successor Agent, such successor Agent shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of the retiring Agent, and the retiring Agent shall be discharged from its duties and obligations under this Agreement, except that CIBC shall remain obligated to First Bank in its capacity as Documentary Letter of Credit Bank with respect to Documentary Letters of Credit issued during the period that CIBC was the Agent. After any retiring Agent's resignation hereunder as Agent, the provisions of this Section 8 shall inure to its benefit as to any actions taken or omitted to be taken by it while it was Agent under this Agreement.

         SECTION 9.   MISCELLANEOUS

         SECTION 9.1. Notices. Notices and other communications provided for herein shall be in writing (including telegraphic, telex, facsimile or cable communication) and shall be mailed, telegraphed, telexed, transmitted, cabled or delivered to the Borrower at 2300 Main Street, 2 Pershing Square, 3rd Floor, Kansas City, MO 64108, Attention: Chief Financial Officer, to First Bank, so long as it shall be the Documentary Letter of Credit Bank, at 601 2nd Avenue South, Minneapolis, Minnesota 55402, Attention: Jack Quitmeyer (Fax No.
612-973-2148) and Barbara Engen, Letter of Credit Department (Fax No. 612-973-0838), and to any Lender, any other Fronting Bank or the Agent, at its address set forth on the signature pages of this Agreement, or such other address as such party may from time to time designate by giving written notice to the other parties hereunder. All notices and other communications given to any party hereto in accordance with the provisions of this Agreement shall be deemed to have been given on the fifth Business Day after the date when sent by registered or certified mail, postage prepaid, return receipt requested, if by mail; or when delivered to the telegraph company, charges prepaid, if by telegram; or when receipt is acknowledged, if by any telegraphic communications or facsimile equipment of the sender; in each case addressed to such party as provided in this Section 9.1 or in accordance with the latest unrevoked written direction from such party; provided, that in the case of notices to the Agent, notices pursuant to the preceding sentence and pursuant to Section 2 shall be effective only when received by the Agent.

         SECTION 9.2. Survival of Agreement, Representations and Warranties,etc. All warranties, representations and covenants made by the Borrower herein or in any certificate or other instrument delivered by it or on its behalf in connection with this Agreement shall be considered to have been relied upon by the Lenders and the Fronting Banks and shall survive the making of the Loans herein contemplated and the issuance and delivery to the Lenders of the Notes, regardless of any investigation made by any Lender or Fronting Bank or on its behalf and shall continue in full force and effect so long as any amount due or to become due hereunder is outstanding and unpaid and so long as the Commitments have not been terminated.

         SECTION 9.3.  Successors and Assigns.

                  (a) This Agreement shall be binding upon and inure to the benefit of the Borrower, the Agent, the Fronting Banks, the Lenders and the Underwriters and their respective successors and assigns. The Borrower may not assign or transfer any of its rights or obligations hereunder without the prior written consent of all of the Lenders and, in the case of its rights and obligations with respect to Letters of Credit, the relevant Fronting Bank. Each Lender may sell participations to any Person in all or part of any Loan, or all or part of its Note or Commitment, in which event, without limiting the foregoing, the provisions of Sections 2.14 and 2.17 shall inure to the benefit of each purchaser of a participation (provided that such participant shall look solely to the seller of such participation for such benefits and the Borrower's liability, if any, under Sections 2.14 and 2.17 shall not be increased as a result of the sale of any such participation) and the pro rata treatment of payments, as described in Section 2.16, shall be determined as if such Lender had not sold such participation. In the event any Lender shall sell any participation, such Lender shall retain the sole right and responsibility to enforce the obligations of the Borrower relating to the Loans including, without limitation, the right to approve any amendment, modification or waiver of any provision of this Agreement (provided that such Lender may grant its participant the right to consent to such Lender's execution of amendments, modifications or waivers which (i) reduce any Fees payable hereunder to the Lenders, (ii) reduce the amount of any scheduled principal payment on any Loan or reduce the principal amount of any Loan or the rate of interest payable hereunder or (iii) extend the maturity of the Borrower's obligations hereunder). The sale of any such participation shall not alter the rights and obligations of the Lender selling such participation hereunder with respect to the Borrower.

                  (b) Each Lender may assign to one or more Lenders or Eligible Assignees all or a portion of its interests, rights and obligations under this Agreement (including, without limitation, all or a portion of its Commitment and the same portion of the related Loans at the time owing to it and the related Note held by it); provided, that (i) each such assignment shall be of the same percentage of all of the assigning Lender's rights and obligations in respect of
(A) its Revolving Credit Commitment, its Standby L/C Commitment and its Loans and (B) its commitment with respect to the Exit Facility (as defined in the Commitment Letter), (ii) other than in the case of an assignment to a Person at least 50% owned by the assignor Lender, or by a common parent of both, or to another Lender, the Agent must give its respective prior written consent, which consent will not be unreasonably withheld, (iii) the aggregate amount of the Commitment and/or Loans of the assigning Lender subject to each such assignment (determined as of the date the Assignment and Acceptance with respect to such assignment is delivered to the Agent) shall, unless otherwise agreed to in writing by the Borrower and the Agent, in no event be less than $5,000,000 (or $1,000,000 in the case of an assignment between Lenders) and (iv) the parties to each such assignment shall execute and deliver to the Agent, for its acceptance and recording in the Register (as defined below), an Assignment and Acceptance with blanks appropriately completed, together with any Note subject to such assignment and a processing and recordation fee of $3,500 (for which the Borrower shall have no liability). The Agent shall advise the Fronting Banks that it has received such Assignment and Acceptance and shall provide a copy thereof to each of the Fronting Banks. Upon such execution, delivery, acceptance and recording, from and after the effective date specified in each Assignment and Acceptance, which effective date shall be within ten Business Days after the execution thereof (unless otherwise agreed to in writing by the Agent), (A) the assignee thereunder shall be a party hereto and, to the extent provided in such Assignment and Acceptance, have the rights and obligations of a Lender hereunder and (B) the Lender thereunder shall, to the extent provided in such Assignment and Acceptance, be released from its obligations under this Agreement (and, in the case of an Assignment and Acceptance covering all or the remaining portion of an assigning Lender's rights and obligations under this Agreement, such Lender shall cease to be a party hereto).

                  (c) By executing and delivering an Assignment and Acceptance, the Lender assignor thereunder and the assignee thereunder confirm to and agree with each other and the other parties hereto as follows: (i) other than the representation and warranty that it is the legal and beneficial owner of the interest being assigned thereby free and clear of any adverse claim, such Lender assignor makes no representation or warranty and assumes no responsibility with respect to any statements, warranties or representations made in or in connection with this Agreement or any of the other Loan Documents or the execution, legality, validity, enforceability, genuineness, sufficiency or value of this Agreement or any of the other Loan Documents; (ii) such Lender assignor makes no representation or warranty and assumes no responsibility with respect to the financial condition of the Borrower or the performance or observance by the Borrower of any of its obligations under this Agreement or any of the other Loan Documents or any other instrument or document furnished pursuant hereto;
(iii) such assignee confirms that it has received a copy of this Agreement and the other Loan Documents, together with copies of the financial statements referred to in Section 3.4 and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into such Assignment and Acceptance; (iv) such assignee will, independently and without reliance upon the Agent, such Lender assignor or any other Lender, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under this Agreement; (v) such assignee appoints and authorizes the Agent to take such action as agent on its behalf and to exercise such powers under this Agreement as are delegated to the Agent by the terms thereto, together with such powers as are reasonably incidental hereof; and (vi) such assignee agrees that it will perform in accordance with their terms all obligations that by the terms of this Agreement are required to be performed by it as a Lender.

                  (d) The Agent shall maintain at its office a copy of each Assignment and Acceptance delivered to it and a register for the recordation of the names and addresses of the Lenders and the Commitments of, and principal amount of the Loans owing to, each Lender from time to time (the "Register"). The entries in the Register shall be conclusive, in the absence of manifest error, and the Borrower, the Agent and the Lenders shall treat each Person the name of which is recorded in the Register as a Lender hereunder for all purposes of this Agreement. The Register shall be available for inspection by the Borrower or any Lender at any reasonable time and from time to time upon reasonable prior notice.

                  (e) Upon its receipt of an Assignment and Acceptance executed by an assigning Lender and the assignee thereunder, together with any Note subject to such assignment and the fee payable in respect thereto, the Agent shall, if such Assignment and Acceptance has been completed with blanks appropriately filled: (i) accept such Assignment and Acceptance, (ii) record the information contained therein in the Register and (iii) give prompt written notice thereof to the Borrower (together with a copy thereof). Within five Business Days after receipt of notice, the Borrower, at its own expense, shall execute and deliver to the Agent, in exchange for the surrendered Note, a new Note to the order of such assignee in an amount equal to the Commitment and/or Loans assumed by it pursuant to such Assignment and Acceptance and, if the assigning Lender has retained Commitments and/or Loans hereunder, a new Note to the order of the assigning Lender in an amount equal to the Commitment and/or Loans retained by it hereunder. Such new Notes shall be in an aggregate principal amount equal to the aggregate principal amount of such surrendered Note, shall be dated the effective date of such Assignment and Acceptance and shall otherwise be in substantially the form of the surrendered Note. Thereafter, such surrendered Note shall be marked canceled and returned to the Borrower.

                  (f) Any Lender may, in connection with any assignment or participation or proposed assignment or participation pursuant to this Section 9.3, disclose to the assignee or participant or proposed assignee or participant, any information relating to the Borrower furnished to such Lender by or on behalf of the Borrower; provided, that prior to any such disclosure, each such assignee or participant or proposed assignee or participant shall agree in writing to be bound by the provisions of Section 9.4.

                  (g) The Borrower hereby agrees, to the extent set forth in the Commitment Letter, to actively assist and cooperate with the Agent and the Underwriters in connection with their efforts to sell participations herein (as described in Section 9.3(a)) and to assign to one or more Lenders or Eligible
Assignees a portion of its interests, rights and obligations under this Agreement (as set forth in Section 9.3(b)).

         SECTION 9.4. Confidentiality. Each Lender agrees to keep any information delivered or made available by the Borrower to it confidential from anyone other than persons employed or retained by such Lender who are or are expected to become engaged in evaluating, approving, structuring or administering the Loans; provided, that nothing herein shall prevent any Lender from disclosing such information (i) to any other Lender, (ii) to any other person if reasonably incidental to the administration of the Loans, (iii) upon the order of any court or administrative agency, (iv) upon the request or demand of any regulatory agency or authority, (v) which has been publicly disclosed other than as a result of a disclosure by the Agent or any Lender which is not permitted by this Agreement, (vi) in connection with any litigation to which the Agent, any Lender, or their respective Affiliates may be a party to the extent reasonably required, (vii) to the extent reasonably required in connection with the exercise of any remedy hereunder, (viii) to such Lender's legal counsel and independent auditors, and (ix) to any actual or proposed participant or assignee of all or part of its rights hereunder subject to the proviso in Section 9.3(f).

         SECTION 9.5. Expenses. Whether or not the transactions hereby contemplated shall be consummated, the Borrower agrees to pay all reasonable out-of-pocket expenses incurred by the Agent (including, but not limited to, the reasonable fees and disbursements of Zalkin, Rodin & Goodman LLP, special counsel for the Agent ("ZR&G"), any other counsel that the Agent or the Underwriters shall retain and any third-party consultants, accountants and auditors advising the Agent, the Underwriters or ZR&G, including (without limitation) Ernst & Young LLP, financial advisors to ZR&G) and the Fronting Banks (including, but not limited to, the reasonable fees and disbursements of Dorsey & Whitney LLP, special counsel for the Documentary Letter of Credit Fronting Bank) in connection with the preparation, execution, delivery and administration of this Agreement, the Notes and the other Loan Documents, the making of the Loans and the issuance of the Letters of Credit, the perfection of the Liens contemplated hereby, the syndication of the transactions contemplated hereby, the reasonable and customary costs, fees and expenses of the Agent in connection with its monthly and other periodic field audits, monitoring of assets and publicity expenses and, following the occurrence of an Event of Default, all reasonable out-of-pocket expenses incurred by the Lenders, the Fronting Banks and the Agent in the enforcement or protection of the rights of any one or more of the Lenders, the Fronting Banks or the Agent in connection with this Agreement, the Notes or the other Loan Documents including, but not limited to, the reasonable fees and disbursements of any counsel for the Lenders, the Fronting Banks or the Agent. Such payments shall be made on the date of the Interim Order and thereafter on demand upon delivery of a statement setting forth such costs and expenses. Whether or not the transactions hereby contemplated shall be consummated, the Borrower agrees to reimburse the Agent and the Underwriters for the expenses set forth in the Commitment Letter, and the reimbursement provisions thereof are hereby incorporated herein by reference. The obligations of the Borrower under this Section shall survive the termination of this Agreement and/or the payment of the Loans.

         SECTION 9.6. Indemnity. The Borrower agrees to indemnify and hold harmless the Agent, the Underwriters, the Fronting Banks and the Lenders and their respective directors, officers, employees, agents and Affiliates (each, an "Indemnified Party") from and against any and all expenses, losses, claims, damages and liabilities incurred by such Indemnified Party arising out of claims made by any Person in any way relating to the transactions contemplated hereby, but excluding therefrom all expenses, losses, claims, damages, and liabilities arising out of or resulting from the gross negligence or willful misconduct of such Indemnified Party.

         SECTION 9.7. CHOICE OF LAW. THIS AGREEMENT, THE NOTES AND THE OTHER LOAN DOCUMENTS SHALL IN ALL RESPECTS BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS OF THE STATE OF NEW YORK APPLICABLE TO CONTRACTS MADE AND TO BE PERFORMED WHOLLY WITHIN SUCH STATE AND BY THE BANKRUPTCY CODE.

         SECTION 9.8. No Waiver. No failure on the part of the Agent or any of the Lenders to exercise, and no delay in exercising, any right, power or remedy hereunder or under the Notes or any of the other Loan Documents shall operate as a waiver thereof, nor shall any single or partial exercise of any such right, power or remedy preclude any other or further exercise thereof or the exercise of any other right, power or remedy. All remedies hereunder are cumulative and are not exclusive of any other remedies provided by law.

         SECTION 9.9. Extension of Maturity. Should any payment of principal of or interest on the Notes or any other amount due hereunder become due and payable on a day other than a Business Day, the maturity thereof shall be extended to the next succeeding Business Day and, in the case of principal, interest shall be payable thereon at the rate herein specified during such extension.

         SECTION 9.10.  Amendments, etc.

                  (a) No modification, amendment or waiver of any provision of this Agreement, the Notes or the Security and Pledge Agreement, and no consent to any departure by the Borrower therefrom, shall in any event be effective unless the same shall be in writing and signed by the Required Lenders, and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given; provided, that no such modification or amendment shall without the written consent of all of the Lenders (i) increase the Commitment of a Lender (it being understood that a waiver of an Event of Default shall not constitute an increase in the Commitment of a Lender), (ii) reduce the principal amount of any Loan or the rate of interest payable thereon, or extend any date for the payment of interest hereunder or reduce any Fees payable hereunder or extend the final maturity of the Borrower's obligations hereunder;
(iii) amend or modify any provision of this Agreement which provides for the unanimous consent or approval of the Lenders, (iv) amend this Section 9.10 or the definition of Required Lenders, (v) amend or modify the Super-Priority Claim status of the Lenders contemplated by Section 2.22 or (vi) release all or any substantial portion of the Liens granted to the Agent hereunder, under the Orders or under any of the Loan Documents. No such amendment or modification may adversely affect the rights and obligations of the Agent or any Fronting Bank hereunder without its prior written consent. No notice to or demand on the Borrower shall entitle the Borrower to any other or further notice or demand in the same, similar or other circumstances. Each holder of a Note shall be bound by any amendment, modification, waiver or consent authorized as provided herein, whether or not a Note shall have been marked to indicate such amendment, modification, waiver or consent and any consent by a Lender, or any holder of a Note, shall bind any Person subsequently acquiring a Note, whether or not a Note is so marked. No amendment to this Agreement shall be effective against the Borrower unless signed by the Borrower.

                  (b)  Notwithstanding  anything to the  contrary  contained  in
Section 9.10(a), in the event that the Borrower requests that this Agreement or any of the other Loan Documents be modified or amended in a manner which would require the unanimous consent of all of the Lenders and such modification or amendment is agreed to by the Super-Majority Lenders (as hereinafter defined), then with the consent of the Borrower and the Super-Majority Lenders, the Borrower and the Super-Majority Lenders shall be permitted to amend the Agreement without the consent of the Lender or Lenders which did not agree to the modification or amendment requested by the Borrower (such Lender or Lenders, collectively the "Minority Lenders") to provide for (w) the termination of the Commitment of each of the Minority Lenders, (x) the addition to this Agreement of one or more other financial institutions (each of which shall be an Eligible Assignee), or an increase in the

Commitment of one or more of the Super-Majority Lenders, so that the Total Commitment after giving effect to such amendment shall be in the same amount as the Total Commitment immediately before giving effect to such amendment, (y) if any Loans are outstanding at the time of such amendment, the making of such additional Loans by such new financial institutions or Super-Majority Lender or Lenders, as the case may be, as may be necessary to repay in full the outstanding Loans of the Minority Lenders immediately before giving effect to such amendment and (z) such other modifications to this Agreement as may be appropriate. As used herein, the term "Super-Majority Lenders" shall mean, at any time, Lenders, including CIBC, holding Loans representing at least 80% of the aggregate principal amount of the Loans outstanding, or if no Loans are outstanding, Lenders, including CIBC, having Commitments representing at least 80% of the Total Commitment.

         SECTION 9.11. Severability. Any provision of this Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

         SECTION 9.12.  Headings.       Section  headings  used  herein  are for
convenience only and are not to affect the construction of or be taken into consideration in interpreting this Agreement.

         SECTION 9.13.  Execution in Counterparts.         This Agreement may be
executed in any number of counterparts, each of which shall constitute an original, but all of which taken together shall constitute one and the same instrument.

         SECTION 9.14.  Prior Agreements.    This  Agreement  and the other Loan
Documents represent the entire agreement of the parties with regard to the subject matter hereof and the terms of any letters and other documentation entered into between the Borrower and any Lender or the Agent prior to the execution of this Agreement which relate to Loans to be made hereunder shall be replaced by the terms of this Agreement (except as otherwise expressly provided herein with respect to the Commitment Letter and the Fee Letter including, without limitation, the Borrower's agreement actively to assist the Agent and the Underwriters in the syndication of the transactions contemplated hereby referred to in Section 9.3(g) and including also the provisions of Section 2.22); provided, that the obligations of the Agent and the Underwriters under the Commitment Letter with respect to the Exit Facility shall survive the execution and delivery of this Agreement.

         SECTION 9.15.  Further Assurances.            Whenever  and so often as
reasonably requested by the Agent, the Borrower will promptly execute and deliver or cause to be executed and delivered all such other and further instruments, documents or assurances, and promptly do or cause to be done all such other and further things as may be necessary and reasonably required in order to vest further and more fully in the Agent, all rights, interests, powers, benefits, privileges and advantages conferred or intended to be conferred by this Agreement and the other Loan Documents.

         SECTION 9.16. WAIVER OF JURY TRIAL. EACH OF THE BORROWER, THE AGENT, THE FRONTING BANKS AND EACH LENDER HEREBY IRREVOCABLY WAIVES ALL RIGHT TO TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OF THE OTHER LOAN DOCUMENTS OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY.

         SECTION 9.17. Termination of Revolving and Swingline Commitments Under Existing Credit Agreement. The Borrower hereby confirms, for the express benefit of the Revolving Lenders and the Swingline Lenders under the Existing Credit Agreement, that any and all commitments of such Lenders to extend credit under the Existing Credit Agreement have been terminated.

         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the day and the year first written.

                             PAYLESS CASHWAYS, INC.

                             By:  /s/ Steven A. Lightstone
                                -----------------------------------------------
                             Title: Sr. Vice President


                             CANADIAN IMPERIAL BANK OF COMMERCE,
                              as Coordinating and Collateral Agent and as the Standby Letter of Credit Fronting Bank

                             By:  /s/ Robert N. Greer
                                -----------------------------------------------
                             Title:  Assistant General Manager

                             425 Lexington Avenue
                             New York, New York 10017


                             CIBC WOOD GUNDY SECURITIES CORP.,
                              as an Underwriter

                             By:  /s/ Robert N. Greer
                                -----------------------------------------------
                             Title:  Authorized Signatory

                             425 Lexington Avenue
                             New York, New York 10017


                             CIBC INC.,
                              as a Lender

                             By:  /s/ Robert N. Greer
                                -----------------------------------------------
                             Title:  Director

                             425 Lexington Avenue
                             New York, New York 10017

                             NATIONSBANK, N.A.,
                              as a Lender and an Underwriter
                             By:  /s/ Jay T. Wampler
                                -----------------------------------------------
                             Title:  Senior Vice President

                             901 Main Street
                             Dallas, Texas 75202


                             LEHMAN COMMERCIAL PAPER INC. ,
                              as a Lender and an Underwriter
                             By:  /s/ Dennis J. Dee
                                -----------------------------------------------
                             Title:  Authorized Signatory

                             3 World Trade Center
                             New York, New York 10285


                             GOLDMAN SACHS CREDIT PARTNERS, L.P.,
                              as a Lender and an Underwriter
                             By:  /s/ John E. Urban
                                -----------------------------------------------
                             Title:  Authorized Signer

                             85 Broad Street
                             New York, New York 10004


                             CARGILL FINANCIAL SERVICES CORPORATION,
                              as a Lender
                             By:  /s/ Patrick J. Halloran
                                -----------------------------------------------
                             Title:  Vice President

                             6000 Clearwater Drive
                             Minnetonka, Minnesota 55343

                             VAN KAMPEN AMERICAN CAPITAL
                              PRIME RATE INCOME TRUST, as a Lender
                             By:  /s/ Jeffrey W. Maillet
                                -----------------------------------------------
                             Title:  Senior Vice President & Director

                             One Parkview Plaza
                             Oak Brook Terrace, Illinois 60181


                             FIRST BANK NATIONAL ASSOCIATION,
                              as the Documentary Letter of Credit Fronting
                              Bank and not as a Lender
                             By:  /s/ Jack S. Quitmeyer
                                -----------------------------------------------
                             Title:  Vice President

                             601 2nd Avenue South
                             Minneapolis, Minnesota 55402

                           REVOLVING CREDIT AGREEMENT
                                TABLE OF CONTENTS

                                                                        Page No.

INTRODUCTORY STATEMENT.........................................................1

SECTION 1.        DEFINITIONS..................................................2
         SECTION 1.1.   Defined Terms..........................................2
         SECTION 1.2.   Terms Generally.......................................18

SECTION 2.        AMOUNT AND TERMS OF CREDIT..................................18
         SECTION 2.1.   Commitments of the Lenders............................18
         SECTION 2.2    Letters of Credit ....................................19
         SECTION 2.3    Issuance..............................................22
         SECTION 2.4    Nature of Letter of Credit Obligations Absolute.......23
         SECTION 2.5.   Making of Loans.......................................23
         SECTION 2.6.   Notes; Repayment of Loans.............................24
         SECTION 2.7.   Interest on Loans.....................................25
         SECTION 2.8.   Default Interest......................................25
         SECTION 2.9.   Optional Termination or Reduction of Commitment.......25
         SECTION 2.10.  Alternate Rate of Interest............................26
         SECTION 2.11.  Refinancing of Loans..................................26
         SECTION 2.12.  Mandatory Commitment Reduction; Commitment
                               Termination; Cash Collateral...................27
         SECTION 2.13.  Optional Prepayment of Loans; Reimbursement of
                               Lenders........................................27
         SECTION 2.14.  Reserve Requirements; Change in Circumstances.........29
         SECTION 2.15.  Change in Legality....................................30
         SECTION 2.16.  Pro Rata Treatment, etc...............................31
         SECTION 2.17.  Taxes.................................................31
         SECTION 2.18.  Certain Fees..........................................34
         SECTION 2.19.  Commitment Fee........................................34
         SECTION 2.20.  Letter of Credit Fees.................................34
         SECTION 2.21.  Nature of Fees........................................34
         SECTION 2.22.  Priority and Liens....................................34
         SECTION 2.23.  Right of Set-Off......................................35
         SECTION 2.24.  Security Interest in Letter of Credit Accounts........36
         SECTION 2.25.  Payment of Obligations................................36
         SECTION 2.26.  No Discharge; Survival of Claims......................36
         SECTION 2.27.  Use of Cash Collateral................................36
         SECTION 2.28.  Existing Secured Obligations..........................36
         SECTION 2.29.  Assumption of Hedging Agreement.......................37

         SECTION 6.14.  Environmental Matters.................................55

SECTION 7.          EVENTS OF DEFAULT.........................................56
         SECTION 7.1.   Events of Default.....................................56

SECTION 8.          THE AGENT.................................................60
         SECTION 8.1.   Administration by Agent...............................60
         SECTION 8.2.   Advances and Payments.................................60
         SECTION 8.3.   Sharing of Setoffs....................................61
         SECTION 8.4.   Agreement of Required Lenders.........................61
         SECTION 8.5.   Liability of Agent....................................62
         SECTION 8.6.   Reimbursement and Indemnification.....................62
         SECTION 8.7.   Rights of Agent.......................................63
         SECTION 8.8.   Independent Lenders...................................63
         SECTION 8.9.   Notice of Transfer....................................63
         SECTION 8.10.  Successor Agent.......................................63

SECTION 9.          MISCELLANEOUS.............................................64
         SECTION 9.1.   Notices...............................................64
         SECTION 9.2.   Survival of Agreement, Representations
                               and Warranties, etc............................64
         SECTION 9.3.   Successors and Assigns................................64
         SECTION 9.4.   Confidentiality.......................................67
         SECTION 9.5.   Expenses..............................................67
         SECTION 9.6.   Indemnity.............................................68
         SECTION 9.7.   CHOICE OF LAW.........................................68
         SECTION 9.8.   No Waiver.............................................68
         SECTION 9.9.   Extension of Maturity.................................69
         SECTION 9.10.  Amendments, etc. .....................................69
         SECTION 9.11.  Severability..........................................70
         SECTION 9.12.  Headings..............................................70
         SECTION 9.13.  Execution in Counterparts.............................70
         SECTION 9.14.  Prior Agreements......................................70
         SECTION 9.15.  Further Assurances....................................70
         SECTION 9.16.  WAIVER OF JURY TRIAL..................................71
         SECTION 9.17.  Termination of Revolving and Swingline Commitments
                               Under Existing Credit Agreement................71

Annex A           Commitment Amount and Percentage of each Lender

Schedule 1.1               Existing Agreements
Schedule 3.6               Pre-Petition Liens
Schedule 3.11              Litigation
Schedule 5.3               Insurance
Schedule 6.9               Existing Investments
Schedule 6.10              Assets for Sale

Exhibit A                  Form of Promissory Notes
Exhibit B                  Form of Interim Order
Exhibit C                  Form of Security and Pledge Agreement
Exhibit D-1                Form of Opinion of Blackwell Sanders Matheny Weary
                                & Lombardi LLP
Exhibit D-2                Form of Opinion of Wachtell, Lipton, Rosen & Katz
Exhibit E                  Form of Assignment and Acceptance


        COVER


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--------------------------------------------------------------------------------

                           REVOLVING CREDIT AGREEMENT

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                                      Among

                 PAYLESS CASHWAYS, INC., a Debtor-in-Possession,

                                  as Borrower,


                        THE LENDERS, THE UNDERWRITERS AND
                        THE FRONTING BANKS PARTY HERETO,

                                       and

                       CANADIAN IMPERIAL BANK OF COMMERCE,

                      as Coordinating and Collateral Agent




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                            Dated as of July 21, 1997

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